As filed with the Securities and Exchange Commission on August 28, 2001

                                                      Registration No. 333-66702
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
               --------------------------------------------------
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
               --------------------------------------------------
                           EXTENDED STAY AMERICA, INC.
             (Exact name of registrant as specified in its charter)
                                    Delaware
         (State or other jurisdiction of incorporation or organization)
                                   36-3996573
                      (I.R.S. Employer Identification No.)
                           450 East Las Olas Boulevard
                            Fort Lauderdale, FL 33301
                                 (954) 713-1600
                   (Address, including zip code, and telephone
                  number, including area code, of Registrants'
                          principal executive offices)
                                Gregory R. Moxley
                           450 East Las Olas Boulevard
                            Fort Lauderdale, FL 33301
                                 (954) 713-1600
                       (Name, address, including zip code,
                      and telephone number, including area
                           code, of agent for service)

               --------------------------------------------------

                                   Copies to:
                            Andrew R. Schleider, Esq.
                               Shearman & Sterling
                              599 Lexington Avenue
                            New York, New York 10022

               --------------------------------------------------

Approximate date of commencement of proposed sale to the public: As soon as possible following the effective date of this registration statement.
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                         Proposed Maximum   Proposed Maximum        Amount of
         Title of Each Class of            Amount to be    Offering Price       Aggregate       Registration Fee (2)
      Securities to be Registered           registered      Per Security    Offering Price (1)
--------------------------------------------------------------------------------------------------------------------
9 7/8% senior subordinated notes due 2011   $300,000,000         100%           $300,000,000           $75,000
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.
(2) Calculated based upon the market value of the securities to be received by the registrants in the exchange in accordance with Rule 457(f).

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                           EXTENDED STAY AMERICA, INC.

                                OFFER TO EXCHANGE

             Unregistered 9 7/8% Senior Subordinated Notes due 2011 ($300,000,000 aggregate principal amount outstanding issued June 27, 2001)

                                       for

  9 7/8 % Senior Subordinated Notes due 2011 ($300,000,000 aggregate principal amount) that have been registered under the Securities Act of 1933
                              --------------------

                             TERMS OF EXCHANGE OFFER

         o The exchange offer will expire at 5:00 p.m., New York City time, on September 27, 2001, unless we extend the offer.

         o Tenders of outstanding unregistered notes may be withdrawn at any time before 5:00 p.m. on the date of expiration of the exchange offer.

         o All outstanding unregistered notes that are validly tendered and not validly withdrawn will be exchanged.

         o The terms of the exchange notes to be issued are substantially similar to the unregistered notes, except for being registered under the Securities Act of 1933 and not having any transfer restrictions.

         o        The exchange of notes will not be a taxable exchange for U.S.
                  federal income tax purposes.

         o        We will not receive any proceeds from the exchange offer.

                                 ---------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is August 29, 2001

         Each holder of an unregistered security wishing to accept the exchange offer must deliver the unregistered notes to be exchanged, together with the letter of transmittal that accompanies this prospectus and any other required documentation, to the exchange agent identified in this prospectus. Alternatively, you may effect a tender of unregistered notes by book-entry transfer into the exchange agent's account at the Depositary Trust Company ("DTC"). All deliveries are at the risk of the holder. You can find detailed instructions concerning delivery in the section called "The Exchange Offer" in this prospectus and in the accompanying letter of transmittal.

                                 ---------------

         If you are a broker-dealer that receives exchange notes for your own account you must acknowledge that you will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act. You may use this prospectus, as we may amend or supplement it in the future, for your resales of exchange notes. We will make this prospectus available to any broker-dealer for use in connection with any such resale for a period of 180 days after the date of expiration of this exchange offer.

         You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus or the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since then. We are not making an offer of the notes in any jurisdiction where the offer is not permitted.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

Cautionary Statement Concerning Forward-Looking Statements....................ii
Where You Can Get More Information............................................ii
Market And Industry Data......................................................iv
Summary........................................................................1
Risk Factors...................................................................8
Use Of Proceeds...............................................................16
Capitalization................................................................17
Selected Consolidated Financial And Other Data................................18
The Exchange Offer............................................................20
Description of the Notes......................................................29
Description of our Other Indebtedness.........................................58
Principal United States Federal Income Tax Considerations.....................60
Plan Of Distribution..........................................................65
Legal Matters.................................................................66
Experts  .....................................................................66
                                    ---------
         All references in this prospectus to "we," "us," "our" or "Extended Stay America" mean Extended Stay America, Inc. and its subsidiaries, unless indicated otherwise. References to "$" and "dollars" are to United States dollars. Where we refer to the "outstanding notes" we are referring to the 9 7/8% senior subordinated notes due 2011, issued on June 27, 2001. Where we refer to the "exchange notes" we are referring to the 9 7/8% senior subordinated notes due 2011 to be issued pursuant to this exchange offer. Where we refer to the "notes" we are referring to either the outstanding notes or the exchange notes, as the context requires.

         This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. You may obtain documents that we filed with the Securities and Exchange Commission and incorporated by reference in this prospectus by requesting the documents, in writing or by telephone, from the Securities and Exchange Commission or from:

Prior to August 31, 2001:                     On or after August 31, 2001:

Corporate Secretary                           Corporate Secretary
Extended Stay America, Inc.                   Extended Stay America, Inc.
450 E. Las Olas Boulevard                     101 North Pine Street
Ft. Lauderdale, Florida 33301                 Spartanburg, South Carolina  29302
Telephone number (954) 713-1600               Telephone number (864) 573-1600

         If you would like to request copies of these documents, please do so by September 20, 2001, which is five business days before the expiration date of the exchange offer, in order to receive them before the expiration of the exchange offer. See "Where You Can Get More Information."


           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

         This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this prospectus may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "estimated" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in this prospectus and include, but are not limited to:

         o uncertainty as to changes in economic activity and the impact of such changes on the consumer demand for lodging products in general and for extended stay lodging products in particular;
         o        increasing competition in the extended stay lodging market;
         o        uncertainty as to our future profitability;
         o our ability to meet construction and development schedules and budgets;
         o our ability to develop and implement the operational and financial systems needed to manage rapidly growing operations;
         o our ability to integrate and successfully operate any properties acquired in the future and the risks associated with such properties;
         o our ability to increase or maintain revenue and profitability in our new and mature properties;
         o our ability to obtain financing on acceptable terms to finance our growth;
         o our ability to secure alternative financing on commercially reasonable terms or at all in order to meet amortization requirements under our existing credit facility; and
         o our ability to operate within the limitations imposed by financing arrangements.

         All forward-looking statements attributed to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement. You are cautioned not to place undue reliance on these forward-looking statements. All these forward-looking statements are based on our expectations as of the date of this prospectus. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                       WHERE YOU CAN GET MORE INFORMATION

Available Information

         We are subject to the information reporting requirements of the Exchange Act. In addition, the indenture governing the notes provides that regardless of whether we are at any time required to file reports with the Securities and Exchange Commission, we will file with the SEC and furnish to the holders of the notes all such reports and other information as would be required to be filed with the SEC if we were subject to the reporting requirements of the Exchange Act. The Exchange Act file number of our SEC filings is 0-27360. You may read and copy any document we file at the following SEC public reference rooms:

    Judiciary Plaza         500 West Madison Street       7 World Trade Center
450 Fifth Street, N.W.            14th Floor                   Suite 1300
       Rm. 1024             Chicago, Illinois 60661     New York, New York 10048
Washington, D.C. 20549

         You may obtain information on the operation of the public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We file information electronically with the SEC. Our SEC filings are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.


Incorporation of Documents by Reference

         This prospectus contains summaries, believed to be accurate in all material respects, of certain terms of certain agreements, but reference is hereby made to the actual agreements, copies of which will be made available upon request to us, for complete information with respect thereto, and all such summaries are qualified in their entirety by this reference. Any such request for the agreements summarized herein should be directed to Corporate Secretary, Extended Stay America, Inc., before August 31, 2001 at 450 E. Las Olas Boulevard, Ft. Lauderdale, Florida 33301, telephone number (954) 713-1600 and on or after August 31, 2001 at 101 North Pine Street, Spartanburg, SC 29302, telephone number (864) 573-1600. This prospectus incorporates by reference the following documents:

         o Our Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Commission on March 2, 2001;

         o Our Quarterly Report on Form 10-Q for the period ended June 30, 2001, filed with the Commission on August 14, 2001;

         o Our Quarterly Report on Form 10-Q for the period ended March 31, 2001, filed with the Commission on May 15, 2001;

         o Our Current Reports on Form 8-K filed with the Commission on June 15, 2001 and June 28, 2001; and

         o Our Proxy Statement, dated as of March 20, 2001, filed with the Commission in definitive form on March 20, 2001.

         We are also incorporating by reference additional documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before:

         o        the exchange of the exchange notes for the outstanding notes;
                  or

         o to the extent this prospectus is used by one or more broker-dealers in connection with the resale of exchange notes received by that broker-dealer for its own account in exchange for outstanding notes acquired as a result of market-making or other trading activities, the date those resales are complete.

         This additional information is a part of this prospectus from the date of filing of those documents. Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superceded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superceded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

                            MARKET AND INDUSTRY DATA

         Market and industry data used throughout this prospectus were obtained through company research, surveys and studies conducted by third parties and industry and general publications. We have not independently verified market and industry data from third-party sources. While we believe internal company surveys are reliable and market definitions are appropriate, neither these surveys nor these definitions have been verified by any independent sources. The source of the industry information included in this prospectus is Smith Travel Research, which did not provide any form of consultation, advice, or counsel regarding any aspect of this exchange offer, and is not in any way associated with this exchange offer.

                                     SUMMARY

         This summary highlights information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and may not contain all of the information that you should consider before participating in the exchange offer. You should read the entire prospectus and accompanying letter of transmittal carefully, including the "Risk Factors" section and our financial statements contained elsewhere or incorporated by reference in this prospectus.

                              EXTENDED STAY AMERICA

         We develop, own, and operate extended stay lodging facilities which provide an affordable and attractive lodging alternative at a variety of price points for value-conscious guests. Our facilities are designed to offer a superior product at lower rates than most other lodging providers within their respective price segments. Our facilities feature fully furnished rooms which are generally rented on a weekly basis to guests such as business travelers, professionals on temporary work assignment, persons between domestic situations, and persons relocating or purchasing a home. We had revenue of $518.0 million for 2000, an increase of 24% from $417.7 million for 1999, and EBITDA of $259.1 million for 2000, an increase of 32% from $196.3 million for 1999.

         We believe that extended stay properties generally have higher operating margins, lower occupancy break-even thresholds, and higher returns on capital than traditional hotels, primarily as a result of the typically longer length of stay, lower guest turnover, and lower operating expenses. In addition, we believe the extended stay market is one of the most rapidly growing and underserved segments of the U.S. lodging industry, with demand for extended stay lodging significantly exceeding the current and anticipated near-term supply of dedicated extended stay rooms. Of the 4.0 million rooms available in the lodging industry at December 31, 2000, extended stay hotel chains had only approximately 191,000 rooms. Of these 191,000 total extended stay rooms, approximately 118,000 rooms operated in the lower tier segment of the extended stay market, a segment defined by weekly room rates generally below $500 and the segment in which we operate. We had approximately 42,000 rooms (or about 36% of the lower tier segment) at the end of 2000. We believe that there exist strong growth opportunities in the lower tier segment of the extended stay market. As of June 30, 2001, we owned and operated 405 extended stay lodging facilities in 38 states and had 38 facilities under construction. We expect to continue to rapidly expand our operations and currently expect to make capital expenditures of about $350 million per year through 2003. We plan to continue an active development program thereafter, subject to the availability of financing on reasonable terms. We may also make opportunistic acquisitions of other lodging companies.

Our Brands

         We own and operate three brands in the extended stay lodging market--StudioPLUS Deluxe Studios(R), EXTENDED STAYAMERICA Efficiency Studios(R) and Crossland Economy Studios(R). Each brand is designed to appeal to different price points generally below $500 per week. All three brands offer the same core components: a living/sleeping area; a fully equipped kitchen or kitchenette; and a bathroom. EXTENDED STAY rooms are designed to compete in the economy category. Crossland rooms are typically smaller than EXTENDED STAY rooms and are targeted for the budget category, and StudioPLUS facilities serve the mid-price category and generally feature larger guest rooms, an exercise room, and a swimming pool.

Our Strategy

         Our objective is to be the leading national provider of extended stay lodging. Our goal is to maximize value to customers by providing a superior, newly constructed, and well-maintained product at each price point while maintaining high operating margins. We attempt to achieve this goal through the following strategies:

         Build Brand Awareness. We believe that guests value a recognizable brand when selecting lodging accommodations. We believe our increasing national presence, high customer satisfaction ratings and selective advertising and promotion, provide our brands with distinct advantages over their local and regional competitors. We plan to allocate our capital for at least the next two years primarily to the Extended Stay America brand but will consider additional StudioPLUS and Crossland properties on an opportunistic basis.

         Provide a Superior Product at a Lower Price. We have designed our facilities to offer a superior product at lower rates than most other lodging providers within their respective price segments. Each of our brands is targeted to a different price point: StudioPLUS--median rate $309 per week (daily equivalent--$44); EXTENDED STAY--median rate $279 per week (daily equivalent $40); and Crossland--median rate $199 per week (daily equivalent--$28). Room rates at our facilities vary significantly depending upon local market factors. These rates contrast with average daily rates in 2000 of $68, $52, and $42 for the midprice, economy, and budget segments, respectively, in the lodging industry.

         Achieve Operating Efficiencies. We believe that the design and price level of our facilities attract guest stays of several weeks. This creates a more stable revenue stream which, together with low cost amenities, should lead to reduced administrative and operational costs and higher operating margins. We also use our information systems to manage individual facility-specific factors, such as pricing, payroll, and occupancy levels, on a company-wide basis.

         Optimize Low Cost Amenities. We seek to provide the level of amenities needed to offer quality accommodations while maintaining high operating margins. Our facilities contain a variety of non-labor intensive features that are attractive to extended stay guests. These features include a fully-equipped kitchen or kitchenette, weekly housekeeping, color television with cable or satellite hook-up, coin-operated laundromat, and telephone service with voice mail messaging, and, at many StudioPLUS facilities, an exercise room and swimming pool. To help maintain affordability of room rates, labor-intensive services such as daily cleaning, room service, and restaurants are not provided.

         Employ a Standardized Concept. We have developed standardized plans and specifications for our facilities. This provides for lower construction and purchasing costs and establishes uniform quality and operational standards. We believe that the uniformity of our facilities is advantageous when consumers are faced with a variety of lodging options.

         Targeted Expansion. We will continue to expand nationally into regions of the country that contain the demographic factors we think are necessary to support one or more of our facilities. We target sites that generally have a large and/or growing population in the surrounding area with a large employment base. These sites also generally have good visibility from a major traffic artery and are in close proximity to convenience stores, restaurants, and shopping centers.

                               RECENT DEVELOPMENTS

         On July 24, 2001 we entered into a credit agreement establishing $900 million of senior credit facilities. We used a portion of the borrowings under the new credit facilities to repay all indebtedness outstanding under our old credit facility. The new credit facilities consist of (i) a $50 million A-1 term loan facility, (ii) a $50 million A-2 delayed draw term loan facility, (iii) a $100 million A-3 delayed draw term loan facility (iv) a $500 million B term loan facility and (v) a $200 million revolving credit facility. The new credit facilities are guaranteed by our subsidiaries and are secured by liens on all stock of our subsidiaries and all other current and future assets owned by us and our subsidiaries (other than mortgages on real property). We have not yet borrowed under the delayed draw term loans and as of July 31, 2001, had only borrowed a total of $19 million under the revolving credit facility. The remaining availability under the facilities will be used for general corporate purposes, which may include acquisitions. We refer to these new credit facilities, together with the offering of the outstanding notes and the application of the proceeds, collectively, as the "financing transactions".

         On May 18, 2001, we announced that we would be relocating our corporate headquarters from Ft. Lauderdale, FL to Spartanburg, SC. We expect to incur non-recurring charges of approximately $8.5 million during 2001 in connection with the move, including approximately $2.4 million in non-cash charges related to the abandonment of unamortized leasehold improvements and charges associated with the valuation of stock options for terminated employees.

                              --------------------

         Our principal executive offices are currently located at 450 E. Las Olas Boulevard, Ft. Lauderdale, Florida 33301. Our telephone number in Ft. Lauderdale is (954) 713-1600. On May 18, 2001 we announced that we would relocate our corporate headquarters to Spartanburg, South Carolina in the third quarter of 2001. We expect this move to be completed by August 31, 2001. Our new address will be 101 North Pine Street, Spartanburg, SC 29302, and our new telephone number will be (864) 573-1600. We maintain a Web site on the Internet at www.extstay.com. Our Web site, and the information contained on it, are not to be considered part of this prospectus.

                          SUMMARY OF THE EXCHANGE OFFER

         On June 27, 2001, we issued $300 million aggregate principal amount of unregistered 9 7/8% senior subordinated notes due 2011 under an indenture dated June 27, 2001. The exchange notes will be our obligations and will be entitled to the benefits of that indenture. The form and terms of the exchange notes are identical in all material respects to the form and terms of unregistered notes, except that the exchange notes have been registered under the Securities Act, and therefore will contain no restrictive legends. For additional information on the terms of the exchange offer, see "The Exchange Offer."

The Exchange Offer....................... We are offering to exchange $300 million in principal amount of our
                                          9 7/8% senior subordinated notes due
                                          2011, which have been registered under
                                          the federal securities laws, for $300
                                          million principal amount of our
                                          outstanding unregistered 9 7/8% senior
                                          subordinated notes due 2011, which we
                                          issued on June 27, 2001 in a private
                                          placement. You have the right to
                                          exchange your outstanding notes for an
                                          equal principal amount of exchange
                                          notes with substantially identical
                                          terms. In order for your outstanding
                                          notes to be exchanged, you must
                                          properly tender them before the
                                          expiration of the exchange offer. All
                                          outstanding notes that are validly
                                          tendered and not validly withdrawn
                                          before the expiration of the exchange
                                          offer will be exchanged. We will issue
                                          the exchange notes on or as promptly
                                          as practicable after the expiration of
                                          the exchange offer.

Registration Rights Agreement............ We sold the outstanding notes on June
                                          27, 2001 in a private placement. At
                                          that time, we signed a registration
                                          rights agreement which requires us to
                                          conduct this exchange offer. This
                                          exchange offer is intended to satisfy
                                          those registration rights set forth in
                                          the registration rights agreement.
                                          After the exchange offer is complete,
                                          you will no longer be entitled to
                                          registration rights with respect to
                                          outstanding notes you do not exchange.

If you do not exchange your outstanding   If you do not exchange your
notes.................................... outstanding notes for exchange notes in the exchange offer, you will
                                          continue to be subject to the
                                          restrictions on transfer as provided
                                          in the outstanding notes and the
                                          indenture governing those notes. In
                                          general, you may not offer or sell
                                          your outstanding notes unless the
                                          offer or sale is registered under the
                                          federal securities laws or unless
                                          those notes are sold in a transaction
                                          exempt from or not subject to the
                                          registration requirements of the
                                          federal securities laws and applicable
                                          state securities laws.

Expiration Date.......................... The exchange offer will expire at 5:00
                                          p.m., Eastern time, on September 27,
                                          2001, unless we extend the expiration
                                          date.

Conditions to the Exchange Offer......... The exchange offer is subject to conditions, which we may waive. The
                                          exchange offer is not conditioned upon
                                          any minimum amount of outstanding
                                          notes being tendered for exchange.

                                          We reserve the right:

                                          o  to delay the acceptance of the
                                             outstanding notes;
                                          o  to terminate the exchange offer if
                                             specified conditions have not been
                                             satisfied;
                                          o  to extend the expiration date of
                                             the exchange offer and retain all
                                             tendered outstanding notes subject
                                             to the right of tendering holders
                                             to withdraw their tenders of
                                             outstanding notes; and

                                          o  to waive any condition or otherwise
                                             amend the terms of the exchange
                                             offer in any respect.

Procedures for Tendering Outstanding      If you wish to tender your outstanding
Notes.................................... notes for exchange, you must:

                                          o  complete and sign the enclosed
                                             letter of transmittal by following
                                             the related instructions; and
                                          o  send the letter of transmittal, as
                                             directed in the instructions,
                                             together with any other required
                                             documents, to the exchange agent,
                                             either (1) with the outstanding
                                             notes to be tendered or (2) in
                                             compliance with the specified
                                             procedures for guaranteed delivery
                                             of the outstanding notes.

                                          Brokers, dealers, commercial banks,
                                          trust companies and other nominees may
                                          also effect tenders by book-entry
                                          transfer. Please do not send your
                                          letter of transmittal or certificates
                                          representing your outstanding notes to
                                          us. Those documents should only be
                                          sent to the exchange agent. Questions
                                          regarding how to tender and requests
                                          for information should be directed to
                                          the exchange agent.

Special Procedures for Beneficial Owners  If your outstanding notes are
Withdrawal Rights........................ registered in the name of a broker, dealer, commercial bank, trust company
                                          or other nominee, we urge you to
                                          contact that person promptly if you
                                          wish to tender your outstanding notes
                                          in the exchange offer. You may
                                          withdraw the tender of your
                                          outstanding notes at any time before
                                          the expiration date of the exchange
                                          offer by delivering a written notice
                                          of your withdrawal to the exchange
                                          agent. You must also follow the
                                          withdrawal procedures as described
                                          under the heading "The Exchange
                                          Offer--Withdrawal of Tenders."

Resales of Exchange Notes................ We believe that you will be able to offer for resale, resell or otherwise
                                          transfer exchange notes issued in the
                                          exchange offer without compliance with
                                          the registration and prospectus
                                          delivery provisions of the federal
                                          securities laws, as long as:

                                          o  you are acquiring the exchange
                                             notes in the ordinary course of
                                             business;
                                          o  you are not participating, and have
                                             no arrangement or understanding
                                             with any person to participate, in
                                             a distribution of the exchange
                                             notes; and
                                          o  you are not our affiliate. An
                                             affiliate of ours is a person that
                                             "controls or is controlled by or is
                                             under common control with" us.

                                          Our belief is based on interpretations
                                          by the Staff of the Securities and
                                          Exchange Commission, as set forth in
                                          no-action letters issued to third
                                          parties unrelated to us. The Staff has
                                          not considered this exchange offer in
                                          the context of a no-action letter, and
                                          we cannot be sure that the Staff would
                                          make a similar determination with
                                          respect to this exchange offer. If our
                                          belief is not accurate and you
                                          transfer an exchange note without
                                          delivering a prospectus meeting the
                                          requirements of the federal securities
                                          laws or without an exemption from
                                          these laws, you may incur liability
                                          under the federal securities laws. We
                                          do not and will not assume or
                                          indemnify you against this liability.

                                          Each broker-dealer that receives
                                          exchange notes for its own account in
                                          exchange for outstanding notes that
                                          were acquired by that broker-dealer as
                                          a result of market-making or other
                                          trading activities must agree to
                                          deliver a prospectus meeting the
                                          requirements of the federal securities
                                          laws in connection with any resale of
                                          the exchange notes by that
                                          broker-dealer.

Exchange Agent........................... The exchange agent for the exchange offer is Manufacturers and Traders
                                          Trust Company. The address, telephone
                                          number and facsimile number of the
                                          exchange agent are set forth in "The
                                          Exchange Offer--Exchange Agent" and in
                                          the letter of transmittal.


                        SUMMARY DESCRIPTION OF THE NOTES

         The following summarized description of the notes, including the exchange notes, is subject to a number of important exceptions and qualifications. For additional information on the terms of the notes, see "Description of the Notes."

Issuer................................... Extended Stay America, Inc.

Securities Offered....................... $300,000,000 aggregate principal amount of 9 7/8% senior subordinated
                                          notes due 2011.

Maturity................................. June 15, 2011.

Interest................................. 9 7/8% per annum, payable semi-annually in arrears on June 15
                                          and December 15, commencing December
                                          15, 2001. Interest on each exchange
                                          note will accrue from the last
                                          interest payment date on which
                                          interest was paid on the outstanding
                                          notes surrendered, or if no interest
                                          has been paid, from June 27, 2001.

Optional Redemption...................... We may redeem any of the notes beginning on June 15, 2006. The
                                          initial redemption price is 104.938%
                                          of their principal amount, plus
                                          accrued interest. The redemption price
                                          will decline each year after 2006 and
                                          will be 100% of their principal
                                          amount, plus accrued interest,
                                          beginning on June 15, 2009.

                                          In addition, before June 15, 2004, we
                                          may redeem up to 35% of the aggregate
                                          principal amount of notes originally
                                          issued with the proceeds from sales of
                                          certain kinds of our capital stock at
                                          a redemption price equal to 109.875%
                                          of their principal amount, plus
                                          accrued interest to the redemption
                                          date. We may make such redemption only
                                          if, after any such redemption, at
                                          least 65% of the aggregate principal
                                          amount of notes originally issued
                                          under the indenture remains
                                          outstanding.

Change of Control........................ Upon a change of control, as defined in "Description of the Notes," we will
                                          be required to make an offer to
                                          purchase the notes. The purchase price
                                          will equal 101% of the principal
                                          amount of the notes on the date of
                                          purchase, plus accrued and unpaid
                                          interest to the date of repurchase.

Ranking.................................. The notes will be senior subordinated obligations, and will rank:

                                          o  junior to all of our existing and
                                             future senior indebtedness,
                                             including any borrowings under our
                                             credit facilities;

                                          o  equally with our 9.15% senior
                                             subordinated notes due 2008 of
                                             which $200 million in aggregate
                                             principle amount was outstanding as
                                             of March 31, 2001;

                                          o  equally with any of our future
                                             senior subordinated indebtedness
                                             and our trade payables;

                                          o  senior to any of our future
                                             subordinated indebtedness; and

                                          o  effectively junior to all of the
                                             liabilities of our subsidiaries,
                                             including their trade payables.

                                            As of June 30, 2001, assuming that
                                            we had issued the notes and had
                                            entered into the new credit
                                            agreement at that time, the notes
                                            would have ranked junior to:

                                          o  $550 million of indebtedness under
                                             the new credit facilities; and

                                          o  $204.6 million of liabilities of
                                             our subsidiaries, including trade
                                             payables but excluding intercompany
                                             obligations.

                                          In addition, as of July 31, 2001, we
                                          would have had $331 million of
                                          availability under our new credit
                                          facilities, subject to customary
                                          conditions.

Certain Covenants........................ The terms of the notes limit our ability and the ability of our
                                          restricted subsidiaries to:

                                          o  incur additional indebtedness;

                                          o  create liens;

                                          o  pay dividends, make investments or
                                             make other restricted payments;

                                          o  purchase or redeem capital stock;

                                          o  issue stock of subsidiaries;

                                          o  sell assets;

                                          o  engage in transactions with
                                             stockholders and affiliates; and

                                          o  effect a consolidation or merger.

                                          These limitations are subject to a
                                          number of important qualifications and
                                          exceptions. For more details, see the
                                          section "Description of the
                                          Notes--Certain Covenants."

Use of Proceeds.......................... We will not receive any proceeds from the exchange offer.

                                  RISK FACTORS

         You should carefully consider the risks described below and the other information contained in this prospectus before making a decision participate in this exchange offer. In addition, the risks described below are not the only risks we face. We have only described the risks we consider to be the most material. However, there may be additional risks that are viewed by us as not as material or that are not presently known to us.

         If any of the events described below were to occur, our business, prospects, financial condition, results of operations, or cash flows could be materially and adversely affected. When we say below that something could or will have a material adverse effect on us, we mean that it could or will have one or more of these effects. In those cases, the price of the notes could decline and our ability to make interest and principal payments under the notes could be impaired.

Risk Factors Relating to Our Business and Industry

         We are exposed to risks associated with the lodging industry.

         The extended stay segment of the lodging industry may be adversely affected by changes in national or local economic conditions, neighborhood characteristics and other local market conditions, such as an oversupply of hotel space or a reduction in demand for hotel space in a geographic area, changes in travel patterns, extreme weather conditions, changes in governmental regulations which influence or determine wages, prices, or construction costs, changes in interest rates, the availability of financing for operating or capital needs, and changes in real estate tax rates and other operating expenses. Our principal assets consist of real property, and real estate values are sensitive to changes in local market and economic conditions and to fluctuations in the economy as a whole. In addition, due in part to the strong correlation between the lodging industry's performance and economic conditions, the lodging industry is subject to cyclical changes in revenues and profits. We cannot assure you that consumer demand for extended stay hotels will continue or that we will be able to maintain or increase our occupancy or room rates as our facilities age. These risks may be exacerbated by the relatively illiquid nature of real estate holdings. Our ability to vary our portfolio in response to changes in economic and other conditions will be limited. We cannot assure you that downturns or prolonged adverse conditions in real estate or capital markets or in national, state, or local economies, and our inability to dispose of an investment when we find disposition to be advantageous or necessary, will not have a material adverse impact on us.

         We operate in a highly competitive industry.

         The lodging industry is highly competitive. We compete with traditional lodging facilities (including limited service hotels), other extended stay facilities (including those owned and operated by competing chains and individually-owned extended stay facilities), and alternative lodging (including short-term lease apartments). We compete based on a number of factors including room rates, quality of accommodations, service levels, convenience of location, reputation, reservation systems, name recognition, and supply and availability of alternative lodging. We consider the location of our lodging facilities, the reasonableness of our room rates, and the services and guest amenities provided at our facilities to be among the most important competitive factors. Demographic or other changes in a given market could impact the convenience or desirability of the location of our lodging facilities in that market.

         We expect that competition within the budget, economy, and mid-price segments of the extended stay lodging market may continue to increase. A number of companies have entered these segments and have developed new extended stay facilities. These competitors include new participants in the lodging industry generally and participants in other segments of the lodging industry that have entered the extended stay market. They also include existing participants in the extended stay market that have increased their product offering to include facilities in the budget, economy, or mid-price segments. We compete for both quality locations to build new facilities and for guests to fill and pay for those facilities. A number of our competitors have greater financial resources than we do and better relationships with lenders and sellers, and may therefore be able to find and develop the best sites before we can. Also, we cannot assure you that our competitors will not reduce their rates, offer greater convenience, services, or amenities, or build new hotels in direct competition with our existing facilities, all of which could have a material adverse effect on us.

         We are exposed to substantial risks due to our development of new facilities.

         We intend to grow primarily by developing additional extended stay lodging facilities that we will own. Our development involves substantial risks, including:

         o        development costs exceeding budgeted or contracted amounts;
         o        delays in completion of construction;
         o failure to obtain all necessary zoning and construction permits;
         o delays and costs associated with using and replacing contractors and subcontractors in constructing our properties;
         o        inability to obtain financing on favorable terms;
         o not achieving desired revenue or cash flow levels from developed properties; o competition for suitable development sites;
         o inability to recover development costs in the event a project is abandoned;
         o changes in governmental rules, regulations, and interpretations, including interpretations of the requirements of the Americans with Disabilities Act;
         o        adverse effects in general economic and business conditions;
                  and
         o unexpected environmental conditions on the property that may arise and result in potential environmental liability.

         Although we intend to manage our development to reduce these risks, we cannot assure you that present or future developments will meet our expectations.

         Our success depends on our ability to manage our growth effectively.

         Since 1995 we have been rapidly expanding our operations. As of June 30, 2001, we owned and operated 405 extended stay lodging facilities and had 38 facilities under construction. We expect to make capital expenditures of about $350 million a year through 2003. We plan to continue an active development program thereafter, subject to the availability of capital on reasonable terms. We may increase our capital expenditures and property openings in future years, in which case our capital needs will increase. In addition we may make acquisitions. We cannot assure you, however, that we will complete the development and construction of the facilities or that these facilities will be completed in a timely manner or within budget. Our failure to expand according to our plans or to manage our growth could have a material adverse effect on us.

         The success of our rapid development depends on several factors, including the implementation of enhanced operational and financial systems and the use of additional management, operational, and financial resources. For example, we need to recruit and train property managers and other personnel for each new lodging facility as well as additional accounting personnel. We cannot assure you that we will be able to manage our expanding operations effectively. Our failure to implement these enhanced systems and add resources on a cost-effective basis could have a material adverse effect on us.

         We may not be able to obtain the capital necessary to grow as quickly as we intend.

         We expect to continue to rapidly expand our operations. We expect to make capital expenditures of about $350 million a year through 2003. We may increase our capital expenditures and property openings in future years, in which case our capital needs will increase. In addition, we may make acquisitions. After 2003 we anticipate needing additional funding to continue expansion as currently planned. However, the timing and the amount of financing needed depend on a number of factors, including:

         o        the number and cost of properties we construct or acquire;
         o        the timing of the development;
         o        whether we complete any acquisitions;
         o        the cash flow generated by our facilities; and
         o        any open market repurchases of our common stock.

         Our need for capital may also be affected by other factors that are beyond our control, including:

         o        competitive conditions;
         o        governmental regulations; and
         o        capital costs and market conditions.

         Also, if capital markets provide favorable opportunities, our plans or assumptions change or prove to be inaccurate, or our existing sources of funds prove to be insufficient to fund our growth and operations, we may seek additional capital sooner than we currently anticipate. If we do make acquisitions or if we increase the amount of planned capital expenditures, our capital needs will increase. Sources of financing may include public or private debt or equity financing. We cannot assure you that we will be able to obtain additional financing on acceptable terms, if at all. Our failure to raise additional capital could result in the delay or abandonment of some or all of our development and expansion plans, which could have a material adverse effect on us. For example, in 1998 we incurred a $12.0 million valuation allowance for charges relating to a reduction in our development plans as a result of unfavorable capital market conditions that required us to abandon certain early stage development projects and renegotiate the terms of a number of sites under option.

         We are subject to additional risks when we acquire existing extended stay facilities or companies.

         We have made, may continue to make, and from time to time engage in discussions about, acquisitions of other lodging facilities or other properties that are suitable for conversion to the extended stay concept and acquisitions of other companies that own extended stay lodging facilities. There are additional risks associated with making these acquisitions, including:

         o        possible environmental and other regulatory costs;
         o        potential disruption of our ongoing business;
         o        incurring additional debt;
         o        diversion of our attention;
         o potential inability to integrate the acquired business with existing operations: and
         o        unanticipated problems or liabilities.

Some or all of these risks could have a material adverse effect on us.

         We cannot assure you that we will be able to acquire other lodging facilities or companies on favorable terms or at all, or that facilities we acquire will perform as expected. We may be competing for facilities and companies with entities that have substantially greater financial resources than we do or can accept more risk than we can prudently manage. This competition may reduce the number of suitable opportunities for us and increase the cost of acquiring extended stay lodging facilities and companies.

         Our revenues are subject to seasonal fluctuations.

         The lodging industry is seasonal in nature. Our occupancy rates and revenues generally are lower than average during the first and fourth quarter of each calendar year. Seasonal variations in revenues at facilities may adversely affect our near-term operating revenues and cash flow from operations, which in turn could impact our ability to make any interest and principal payments on our debt.

         We have fixed expenses and variable revenues.

         The majority of our expenses remain constant even if our revenues drop. The expenses of owning and operating a lodging facility are not significantly reduced when circumstances such as market and economic factors and competition cause a reduction in revenues. Accordingly, a significant decline in our revenues would have a disproportionately adverse effect on our cash flow and ability to make interest and principal payments on our debt.

         We cannot readily dispose of assets to generate cash.

         Our principal assets consist of real property. Real estate values are sensitive to changes in local market and economic conditions and to fluctuations in the economy as a whole. Risks we are exposed to may be exacerbated by the relatively illiquid nature of our real estate holdings. Our ability to vary our portfolio of assets in response to changes in economic and other conditions is limited. Downturns or prolonged adverse conditions in real estate or capital markets or in national, state, or local economies, and our inability to dispose of a property when advantageous or necessary, may have a material adverse impact on us.

         We may be adversely affected by the cost of complying with existing and future environmental regulations.

         As an owner or operator of real property, we may be liable under various federal, state, and local environmental laws for the costs of removal or remediation of hazardous or toxic substances on our property. These laws may impose liability whether or not we are aware of, or are responsible for, the presence of those hazardous or toxic substances. The presence of contamination from hazardous or toxic substances on our property, or the failure to properly treat contaminated property, also may adversely affect our ability to sell the real property or to borrow money using that real property as collateral. Further, if we arrange for the disposal or treatment of hazardous or toxic substances we also may be liable for the costs of removal or treatment of those substances at the disposal or treatment facility, even though that facility was never owned or operated by us. Some environmental laws and principles could also be used to impose on us liability for releases of hazardous materials, including asbestos-containing materials, into the environment, and third parties may seek recovery from us for personal injury associated with exposure to those released materials. We may be adversely affected by the obligation to pay for the cost of complying with environmental laws or defending against third party claims. In addition, in the event any future legislation is adopted, we may be required to make significant capital and operating expenditures in response to that legislation.

         Environmental laws may also impose restrictions on the manner in which we can use or transfer our property or conduct our business. Compliance with these restrictions may also require substantial expenditures. Our ownership of real property could cause us to be liable for these expenses.

         We attempt to minimize exposure to potential environmental liability through our site-selection procedures. We typically secure an option to purchase land subject to some contingencies. Prior to exercising the option and purchasing the property, we conduct a Phase I environmental assessment, which generally involves a physical inspection and database search, but not soil or groundwater analyses, and conduct Phase II assessments, which generally involve soil or groundwater analyses, as we think necessary. Our efforts to minimize exposure to potential environmental liability may not be successful. Despite our efforts, the cost of defending against claims of liability, remediating contaminated property, or complying with environmental laws could materially and adversely affect us.

         Our insurance may not fully compensate us for our losses.

         We maintain comprehensive insurance on each of our properties, including liability, fire, and extended coverage, in the types and amounts we believe are adequate and customary in the lodging industry. Nevertheless, there are some types of losses, generally of a catastrophic nature, such as hurricanes, earthquakes, and floods, that may be uninsurable or not economically insurable. We use our discretion in determining amounts, coverage limits, and deductibility provisions of insurance, with a view to obtaining appropriate insurance on our properties at a reasonable cost and on suitable terms. Our insurance coverage may not be sufficient to cover the full current market value or replacement value of our investment in a facility in the event of a loss. Inflation, changes in building codes and ordinances, environmental considerations, and other factors might make it impossible or impractical to use insurance proceeds to replace or repair a facility that has been damaged or destroyed. Under these and other circumstances, insurance proceeds may not be adequate to restore our economic position with respect to a damaged or destroyed property.

         We are highly dependent on our senior management.

         Our success depends to a significant extent upon the efforts and abilities of senior management and other key employees, particularly Mr. H. Wayne Huizenga, the Chairman of our Board of Directors, Mr. George D. Johnson, Jr. our Chief Executive Officer, and Mr. Robert A. Brannon, our President and Chief Operating Officer. The loss of the services of any of these individuals could have a material adverse effect upon us. We do not have employment or consulting agreements with any officers nor do we carry key-man life insurance on any officers.

         Investors with significant equity ownership may have interests that conflict with your interests.

         As of June 30, 2001, H. Wayne Huizenga, the Chairman of our Board of Directors, George D. Johnson, Jr., our Chief Executive Officer, and Stewart H. Johnson, one of our directors, beneficially owned a significant amount of our common stock. Some decisions concerning our operations or financial structure may present conflicts of interest between the owners of our capital stock and the holders of the notes. For example, if we encounter financial difficulties, or are unable to pay our debts as they mature, the interests of equity investors might conflict with your interests as a holder of the notes. In addition, equity investors may have an interest in pursuing acquisitions, divestitures, financings, or other transactions that, in their judgment, could enhance their equity investment, even though these transactions might involve risk to you.

Risk Factors Relating to the Notes

         Our debt could adversely affect our financial results and prevent us from fulfilling our obligations under the notes.

         We have a substantial amount of debt. Assuming we had issued the notes and entered into the new credit agreement as of June 30, 2001 and applied the proceeds, as of June 30, 2001 our total debt would have been $1.05 billion. Our total stockholders' equity would have been $1.01 billion, and our debt to equity ratio would have been 1.04 times.

         In addition, as of July 31, 2001, we had the ability to borrow an additional $331 million under our new credit facilities, all of which would be senior to the notes. The terms of our debt, including the notes, allow us to incur a significant amount of additional debt. Assuming all of the financing transactions were completed at the beginning of the period, our EBITDA, before the cumulative effect of an accounting change, less capital expenditures and cash interest would have been $(86.8) million for the year ended December 31, 2000 and $(59.3) million for the six months ended June 30, 2001. We expect to continue to incur significant negative cash flow after capital expenditures as we continue to expand our operations.

         Our substantial debt could have important consequences to you. For example, our debt could:

         o make it more difficult for us to satisfy our obligations with respect to the notes;
         o hinder our ability to borrow or reborrow under our credit facility;
         o hinder our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, or general corporate purposes;
         o increase our vulnerability to general adverse economic and industry conditions;
         o limit our flexibility in planning for and reacting to changes in our business and industry;
         o require us to dedicate a substantial portion of our cash flow from operations to the payment of principal and interest on our debt, thereby reducing the cash flow available for working capital, capital expenditures, acquisitions, or general corporate purposes; and
         o        disadvantage us compared to our competitors with less debt.

         Our ability to service our debt depends on many factors beyond our control.

         Our ability to make payments on our debt, including the notes, will depend on our ability to generate cash in the future. Whether we generate sufficient cash depends, in part, on general economic, financial, competitive, legislative, regulatory, and other factors.

         We expect to continue to incur significant negative cash flow (after capital expenditures) as we continue to grow. We expect to make capital expenditures of about $350 million a year through 2003. We plan to continue an active development program thereafter, subject to the availability of financing on reasonable terms. Based on our current performance, we believe we will be able to fund our continued expansion through 2003 with our expected cash flow from operations, cash on hand, and borrowings expected to be available under our new credit facilities. We may increase our capital expenditures and property openings in future years, in which case our capital needs will increase. We may also need additional capital depending on a number of factors, including the number of properties we construct or acquire, the timing of that development, the cash flow generated by our properties and the amount of open market repurchases we make of our common stock.

         We cannot assure you, however, that our business will generate sufficient cash flow from operations. If our properties do not perform as we expect, we may be unable to make required payments under our debt, including the notes and we may need to refinance all or a portion of our debt or sell assets in order to repay these obligations.

         We may have to refinance the indebtedness under our new credit facilities, which begin to mature on July 19, 2007, and our 9.15% senior subordinated notes will mature prior to these notes. In addition, our new credit facilities will mature before the notes. Furthermore, the notes permit us to incur additional indebtedness, which may mature and need to be refinanced prior to the maturity date of the notes. We cannot assure you that, if necessary, we will be able to refinance our debt, including our new credit facilities, our 9.15% senior subordinated notes due 2008 and the notes, on acceptable terms or at all. Our ability to refinance our debt will depend on, among other things, our financial condition at the time, the restrictions in the instruments governing our outstanding indebtedness and other factors, including market conditions, which are beyond our control. In the absence of any refinancing, we could be forced to dispose of assets in order to make up for any shortfall in the payments due on our indebtedness under circumstances that might not be favorable to realizing the highest price for these assets.

         Our credit facility prohibits us from purchasing notes. In addition, we may not have sufficient funds to satisfy our obligations.

         The indenture governing the notes requires us to offer to repurchase the notes upon the occurrence of a change of control. Certain important corporate events that would increase the level of our indebtedness, such as leveraged recapitalizations, may not constitute a "change of control" under the indenture. Our new credit facilities generally prohibit us from repurchasing the notes and provide that any change of control under the notes will be a default. Any future credit or other debt agreements to which we become a party may contain similar restrictions and provisions. If a change of control occurs at a time when we are prohibited from repurchasing notes, we could seek the consent of our lenders to repurchase the notes or we could attempt to refinance the debt that contains that prohibition. However, we cannot assure you that we will be able to obtain lender consent or refinance those borrowings. Even if such a consent were obtained or the debt is refinanced, we cannot assure you that we would have the funds necessary to repurchase the notes. Our failure to repurchase the notes would be a default under the indenture which would, in turn, be a default under our other debt agreements. If our debt were to be accelerated, we may be unable to repay these amounts and make the required repurchase of our notes.

         The notes are subordinate to our senior debt and to the debt of our subsidiaries.

         The notes are unsecured and are expressly subordinated to all of our senior debt. Our 9.15% senior subordinated notes due 2008 rank equally with the notes being offered in this offering but mature prior to those notes. Debt under our new credit facilities is secured, and our new credit facilities are guaranteed by our subsidiaries and secured by liens on all stock of our subsidiaries and all other current and future assets owned by us and our subsidiaries (other than mortgages on our real property). In the event we become bankrupt or insolvent, or we liquidate, reorganize, dissolve, or otherwise wind up our business, or upon the acceleration of any debt, the lenders under our credit facilities and any other holder of our senior debt must be paid in full before any payments are made on the notes being offered in this offering. In addition, under some circumstances, no payment may be made with respect to the principal of or interest on the notes if a payment default or some other defaults exist with respect to some senior debt.

         The notes rank equally with our other senior subordinated debt. As of June 30, 2001, we had $500.0 million of existing senior subordinated debt outstanding, which includes the notes. If assets remain after the repayment of all of our senior debt in the event we become bankrupt or insolvent, or we liquidate, reorganize, dissolve, or otherwise wind up our business, the notes would share proportionately with our other senior subordinated debt.

         Substantially all of our business is conducted, and assets are owned, by our subsidiaries. All existing and future liabilities (including trade payables) of these subsidiaries will be effectively senior to the notes. Each of our subsidiaries guarantees our debt under the new credit facilities. In the event of a bankruptcy, insolvency, liquidation, reorganization, dissolution, or other winding up of any of our subsidiaries, creditors of our subsidiaries will generally be entitled to payment of their claims from the assets of those subsidiaries before any remaining assets are made available for distribution to us. As of June 30, 2001, our subsidiaries had $204.6 million of liabilities, excluding inter-company payables and their guarantees of our debt.

         Our credit facility and indentures limit our discretion in managing our business.

         The terms and covenants of our new credit facilities, the indenture governing the 9.15% senior subordinated notes due 2008 and the indenture governing the notes impose significant operating and financial restrictions on us. These restrictions will affect, and in many respects, significantly limit or prohibit, our ability to:

         o        incur additional debt;
         o        pay dividends on our stock or repurchase stock;
         o        prepay, redeem, or purchase debt, including the notes;
         o        make investments;
         o        create liens;
         o        engage in transactions with stockholders or affiliates;
         o        sell assets; and
         o        engage in mergers and consolidations.

         In addition, our new credit facilities require us to maintain specified financial ratios. We cannot assure you that we will be able to maintain these ratios or that these covenants will not adversely affect our ability to finance future operations and capital needs or to engage in other business activities that may be in our interest.

         A breach of any of these covenants or our failure to comply with the required financial ratios could result in a default under our credit facilities, the indenture governing the 9.15% senior subordinated notes due 2008, or the indenture. In the event of a default, the lenders under our credit facilities could prevent us from making payments of principal or interest on the notes being offered in this offering. Those lenders could also elect to declare all amounts borrowed under our new credit facilities, together with accrued interest, to be immediately due and payable. If the debt under our new credit facilities were accelerated, our assets might not be sufficient to repay that debt, the 9.15% senior subordinated notes due 2008, and the notes being offered in this offering in full. Please read the "Description of the Notes" section later in this prospectus.

         There may not be a public market for the notes.

         There is no existing trading market for the outstanding notes. We cannot be sure that any trading market for the exchange notes will develop. If such a market were to develop, the outstanding notes and the exchange notes could trade at prices that may be lower than the initial offering price, depending on many factors, including prevailing interest and dividend rates, our operating results and the market for similar securities.

         If you do not exchange your outstanding notes, you may have difficulty transferring them at a later time.

         We will issue exchange notes in exchange for the outstanding notes after the exchange agent receives your outstanding notes, the letter of transmittal and all related documents before the expiration of the exchange offer. You should allow adequate time for delivery if you choose to tender your outstanding notes for exchange. Outstanding notes that are not exchanged will remain subject to restrictions on transfer and will not have any rights to registration. If you do participate in the exchange offer for the purpose of participating in the distribution of the exchange notes, you must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 for any resale transaction. Each broker-dealer who holds outstanding notes for its own account due to market-making or other trading activities and who receives exchange notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of the notes. If any outstanding notes are not tendered in the exchange or are tendered but not accepted, the trading market for those outstanding notes could be negatively affected due to the limited number of outstanding notes expected to remain outstanding following the completion of the exchange offer.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the exchange offer. In consideration for issuing the exchange notes contemplated by this prospectus, we will receive unregistered notes from you in like principal amount. The unregistered notes surrendered in exchange for the exchange notes will be retired and canceled. Accordingly, issuance of the exchange notes will not result in any change in our indebtedness.

                                 CAPITALIZATION

         The following table sets forth our consolidated capitalization as of June 30, 2001 (1) on a historical basis, and (2) as adjusted for completion of all of the financing transactions as if they had each occurred on June 30, 2001. This table should be read in conjunction with the information included elsewhere in this prospectus.

                                                        As of June 30, 2001
                                                        -------------------
                                                                    As Adjusted
                                                                      for the
                                                                     Financing
                                                      Actual        Transactions
                                                      ------        ------------
                                                          (in thousands)
Long-Term Debt (including current portion):
      Old credit facility (1).................... $   520,000      $        --
      New credit facilities (2)..................          --          550,000
      9.15% Senior Subordinated Notes............     200,000          200,000
      Notes offered pursuant to the financing
        transactions.............................     300,000          300,000
                                                  -----------      -----------
      Total long-term debt (including current
        portion).................................   1,020,000        1,050,000
                                                  -----------      -----------
Stockholders' Equity:
      Common Stock, $.01 par value, 500,000,000
        shares authorized and 94,964,870 shares
        issued and outstanding...................         950              950
      Additional paid-in capital.................     817,216          817,216
      Retained earnings (3)......................     192,929          186,929
                                                  -----------      -----------
           Total stockholders' equity............   1,011,095        1,005,095
                                                  -----------      -----------
           Total capitalization                   $ 2,031,095      $ 2,055,095
                                                  ===========      ===========

----------
(1) The as adjusted column for the completion of the financing transactions reflects the repayment of $520 million of debt outstanding on June 30, 2001 under our old credit facility but does not reflect the repayment of additional borrowings made by us under our old credit facility after June 30, 2001. As of July 31, 2001, we had no debt outstanding under our old credit facility.

(2) As of July 31, 2001 we had $181 million available under our revolving credit facility and the $150 million available under the delayed draw term loans under the new credit facilities, subject to customary conditions. All of these borrowings would be senior to the exchange notes offered by this prospectus.

(3) As a result of the financing transactions, we expect to write off approximately $6 million of capitalized debt issuance costs, net of tax, relating to our old credit facility in the quarter ending September 30, 2001.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

         The selected income statement data for the years ended December 31, 1998, 1999 and 2000 and the selected balance sheet data as of December 31, 1999 and 2000 are derived from the financial statements of Extended Stay America, including the notes, audited by PricewaterhouseCoopers LLP, independent accountants, incorporated by reference into this prospectus. The selected income statement data for the years ended December 31, 1996 and 1997 and the selected balance sheet data as of December 31, 1996, 1997 and 1998 have been derived from audited financial statements of Extended Stay America not included in this prospectus. The selected financial data for the six months ended June 30, 2000 and 2001 and as of June 30, 2001 are derived from the unaudited consolidated financial statements of Extended Stay America, incorporated by reference into this prospectus and as of June 30, 2000, from unaudited consolidated financial statements previously filed with the Securities and Exchange Commission. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which, in the opinion of Extended Stay America, are necessary for a fair presentation of the financial position and results of operations for these periods. Operating results for the six months ended June 30, 2001 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2001. The selected consolidated financial and other operating data set forth below should be read together with the information contained elsewhere in or incorporated by reference into this prospectus.

                                                                                                   Six Months Ended
                                         -------------------------------------------------------   -----------------
                                                        Year Ended December 31,                        June 30,
                                         -------------------------------------------------------   -----------------
                                           1996       1997       1998        1999       2000       2000       2001
                                                                                                     (unaudited)
                                                     (in thousands, except per share and operating data)
Income Statement Data:
Revenue.............................     $  38,809  $ 130,800  $ 283,087  $ 417,662   $ 518,033  $ 247,176  $ 277,527
Property operating expenses.........        16,560     60,391    122,469    180,429     214,500    102,903    113,533
Corporate operating and property
  management expenses...............        16,867     29,951     39,073     42,032      44,433     21,983     23,399
Other charges (income)..............            --     19,895     12,000     (1,079)         --         --      4,426
Depreciation and amortization.......         6,139     21,331     42,293     60,198      66,269     32,507     35,287
                                         ---------  ---------  ---------  ---------   ---------  ---------  ---------
Income (loss) from operations.......          (757)      (768)    67,252    136,082     192,831     89,783    100,882
Interest expense (income), net (1)..       (13,744)    (9,242)    20,521     56,074      76,136     35,564     38,092
Provision for income taxes..........         5,231      5,838     18,693     32,004      46,678     21,689     25,115
Cumulative effect of accounting change,
  net (2) ..........................            --         --         --        779          --         --       (669)
                                         ---------  ---------  ---------  ---------   ---------  ---------  ---------
Net income from continuing operations    $   7,756  $   2,636  $  28,038  $  47,225   $  70,017  $  32,530  $  37,006
                                         =========  =========  =========  =========   =========  =========  =========
Net income from continuing operations
  per share:
Basic...............................     $    0.11  $    0.03  $    0.29  $    0.49   $    0.73  $    0.34  $    0.39
                                         =========  =========  =========  =========   =========  =========  =========
Diluted ............................     $    0.10  $    0.03  $    0.29  $    0.49   $    0.72  $    0.34  $    0.38
                                         =========  =========  =========  =========   =========  =========  =========
Weighted average shares outstanding:
Basic...............................        71,933     94,233     95,896     96,254      95,372     95,432     95,256
                                         =========  =========  =========  =========   =========  =========  =========
Diluted.............................        73,935     95,744     96,800     96,939      96,601     95,934     98,384
                                         =========  =========  =========  =========   =========  =========  =========
Ratio of earnings to fixed charges (3).      39.13x      4.90x      1.76x      2.04x       2.21x      2.24x      2.33x
                                         =========  =========  =========  =========   =========  =========  =========
Operating Data:
Average occupancy rates (4).........            73%        73%        73%        74%         80%        78%        77%
Average weekly rate (5).............     $     261  $     263  $     286  $     292   $     304  $     301  $     321
RevPAR..............................           189        193        207        216         242        236        249
Operating facilities (at period end)            75        185        305        362         392        378        405
Weighted average rooms available (6)         3,783     12,558     25,334     36,054      39,871     39,165     42,250
Rooms (at period end)...............         7,611     19,299     32,189     38,301      41,585     40,005     43,045
Facilities under construction (at
  period end).......................            61         84         51         23          19         23         38
Rooms under construction (at period
  end)..............................         6,864      8,953      5,320      2,515       2,074      2,565      4,084

Balance Sheet Data (at period end):
Cash and cash equivalents...........     $ 224,325  $   3,212  $     623  $   6,449   $  13,386  $  10,066  $   8,625
Total assets........................       668,435  1,070,891  1,694,582  1,927,249   2,121,602  2,029,063  2,241,705
Long-term debt (including current
  portion)..........................            --    135,000    653,000    853,000     947,000    920,000  1,020,000
Stockholders' equity................       628,714    834,659    866,751    915,590     982,633    939,696  1,011,095
                                                                               (footnotes appear on following page)

----------
(1) Excludes interest of $0.3 million, $1.7 million, $17.6 million, $10.2 million and $10.9 million for 1996, 1997, 1998, 1999, and 2000 respectively, and $4.5 million and $4.9 million for the six month periods ended June 30, 2000 and June 30, 2001, respectively, capitalized during the construction of our facilities under Statement of Financial Accounting Standards Statement No. 34 "Capitalization of Interest Cost."

(2) In 1999, pursuant to Statement of Position 98-5, "Reporting on the Costs of Start-up Activities", we changed our method of accounting for compensation and other training related costs incurred prior to the opening of a property, to expense them as they are incurred. In the quarter ended March 31, 2001, we adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended, and designated our interest rate cap contracts as cash-flow hedges of our variable rate debt. Since the fair value of the interest rate cap contracts at adoption was zero, the entire transition adjustment was recognized in earnings.

(3) For purposes of calculating this ratio, earnings include income from continuing operations before income taxes plus fixed charges other than capitalized expenses. Fixed charges consist of interest, whether expensed or capitalized.

(4) Average occupancy rates are determined by dividing the rooms occupied on a daily basis by the total number of rooms. Due to our rapid expansion, our overall average occupancy rate has been negatively impacted by the lower occupancy typically experienced during the pre-stabilization period for newly opened facilities. We expect the negative impact on overall average occupancy to decline as the ratio of newly opened properties to total properties in operation declines.

(5) Average weekly room rates are determined by dividing room revenue by the number of rooms occupied on a daily basis for the applicable period and multiplying by seven.

(6) Weighted average rooms available is calculated by dividing total room nights available during the period by the number of days in the period.

                               THE EXCHANGE OFFER


Purpose and Effect of the Exchange Offer

         On June 27, 2001, we sold $300 million in principal amount of senior subordinated notes in a private placement to a limited number of qualified institutional buyers and non-US persons outside the United States. In connection with the sale of those senior subordinated notes we entered into a registration rights agreement where we agreed to use commercially reasonable efforts to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 covering the exchange offer and to cause that registration statement to become effective under that act. Upon the effectiveness of that registration statement, we must offer each holder of the outstanding notes the opportunity to exchange its outstanding notes for an equal principal amount of exchange notes. For the purposes of the exchange offer, you will be considered a holder of the outstanding notes if you are a person in whose name any outstanding notes are registered or if you have obtained a properly completed assignment of outstanding notes from a registered holder.

         We are making the exchange offer to comply with our obligations under the registration rights agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

         In order to participate in the exchange offer, you must represent to us, among other things, that:

         o the exchange notes being acquired in the exchange offer are being obtained in the ordinary course of your business;

         o you are not engaging in, and do not intend to engage in, a distribution of the exchange notes;

         o you do not have an arrangement or understanding with any third person to participate in a distribution of the exchange notes; and

         o you are not an affiliate of ours. An affiliate is any person who "controls or is controlled by or is under common control with" us.

         Resale of the Exchange Notes Based on previous interpretations by the Staff of the Commission set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), Mary Kay Cosmetics, Inc. (available June 5, 1991), Warnaco, Inc. (available October 11, 1991), and K-III Communications Corp. (available May 14, 1993), we believe that the exchange notes issued in the exchange offer may be offered for resale, resold, and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, as long as you can properly make the representations set forth above in "--Purpose and Effect of the Exchange Offer."

         If you tender in the exchange offer with the intention of participating in a distribution of the exchange notes, you cannot rely on the interpretation by the Staff of the Commission and you must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with a resale transaction. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by that broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes by that broker-dealer. In order to facilitate the disposition of exchange notes by broker-dealers participating in the exchange offer, we have agreed, subject to specific conditions, to make this prospectus, as it may be amended or supplemented from time to time, available for delivery by those broker-dealers to satisfy their prospectus delivery obligations under the Securities Act of 1933 for up to 120 days after the expiration date of the exchange offer. Any broker-dealer that acquired outstanding notes directly from us, and not as a result of market making or other trading activities, may not rely on the interpretation of the Staff of the Commission as discussed above or participate in the exchange offer, and must comply with all the registration and prospectus delivery requirements of the Securities Act in order to sell these notes. See "Plan of Distribution."

         The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws of the particular jurisdiction. We are obligated to deal with only one entity representing the broker-dealers participating in the exchange offer, which is Morgan Stanley & Co. Incorporated, unless it elects not to act as the representative of the broker-dealers. Any holder that is a broker-dealer participating in the exchange offer must notify Morgan Stanley & Co. Incorporated at the telephone number listed in the enclosed letter of transmittal and must comply with the procedures for brokers-dealers participating in the exchange offer. Under the registration rights agreement, we are not required to amend or supplement the prospectus for a period exceeding 180 days after the expiration date of the exchange offer, except in limited circumstances where we suspend use of the registration statement. We have not entered into any arrangement or understanding with any person to distribute the exchange notes to be received in the exchange offer. See "Plan of Distribution."

Terms of the Exchange Offer

         Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn before 5:00 p.m., Eastern time, on the day the exchange offer expires. We will issue $1,000 in principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer.

         As of the date of this prospectus, $300 million in principal amount of the notes are outstanding. This prospectus, together with the enclosed letter of transmittal, is being sent to all registered holders of the outstanding notes on this date. There will be no fixed record date for determining registered holders of the outstanding notes entitled to participate in the exchange offer; however, holders of the outstanding notes must tender their certificates or cause their outstanding notes to be tendered by book-entry transfer before the expiration date of the exchange offer to participate.

         The form and terms of the exchange notes will be the same as the form and terms of the outstanding notes except that the exchange notes will be registered under the Securities Act of 1933 and therefore will not bear legends restricting their transfer. Following completion of the exchange offer, our obligations under the registration rights agreement will terminate.

         We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and applicable federal securities laws. Outstanding notes that are not tendered for exchange under the exchange offer will remain outstanding and will be entitled to the rights under the related indenture. Any outstanding notes not tendered for exchange will not retain any rights under the registration rights agreement and will remain subject to transfer restrictions. See "--Consequences of Failure to Exchange."

         We will be deemed to have accepted validly tendered outstanding notes when, as and if we will have given written notice, or oral notice that is promptly confirmed in writing, of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us. If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of other events set forth in this prospectus, or for any other reason, certificates for any unaccepted outstanding notes will be returned, or, in the case of outstanding notes tendered by book-entry transfer, those unaccepted outstanding notes will be credited to an account maintained with The Depository Trust Company, without expense to the tendering holder of those outstanding notes as promptly as practicable after the expiration date of the exchange offer. See "--Procedures for Tendering."

         Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the enclosed letter of transmittal, transfer taxes with respect to the exchange of notes in the exchange offer. We will pay all charges and expenses, other than applicable taxes and other fees described below, in connection with the exchange offer. See "--Fees and Expenses."

Expiration Date; Extensions; Amendments

         The expiration date will be on September 27, 2001, at 5:00 p.m., Eastern time, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date will be the latest date and time to which the exchange offer is extended. We may, in our sole discretion, extend the expiration date of, or terminate, the exchange offer.

         To extend the exchange offer, we must notify the exchange agent by written notice, or oral notice that is promptly confirmed in writing, before 9:00 a.m., Eastern time, on the next business day after the previously scheduled expiration date and make a public announcement of the extension. Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment, or termination of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate that public announcement, other than by making a timely release to an appropriate news agency.

         We reserve the right:

         o to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions listed below under "--Conditions" are not satisfied, by giving written notice, or oral notice that is promptly confirmed in writing, of the delay, extension, or termination to the exchange agent; or

         o to amend the terms of the exchange offer in any manner consistent with the registration rights agreement.

         Any delay in acceptances, extension, termination, or amendment will be followed as promptly as practicable by oral or written notice of the delay to the registered holders of the outstanding notes. If we amend the exchange offer in a manner that constitutes a material change, we will promptly disclose the amendment by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders of the outstanding notes, if the exchange offer would otherwise expire during this period.

         Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept, promptly after the expiration date of the exchange offer, all outstanding notes properly tendered and will issue the exchange notes promptly after acceptance of the outstanding notes. See "--Conditions" below. For purposes of the exchange offer, we will be deemed to have accepted properly tendered outstanding notes for exchange when, as and if we will have given written notice, or oral notice that is promptly confirmed in writing, of our acceptance to the exchange agent.

Interest on the New Notes

         The exchange notes will bear interest from the date of the last interest payment on the outstanding notes or, if no interest has been paid, from the date of original issuance of the outstanding notes (June 27, 2001). Holders whose outstanding notes are exchanged will be deemed to have waived the right to receive any interest accrued, but not paid, on the outstanding notes.

    Conditions

         Without regard to any other terms of the exchange offer, we will not be required to exchange any exchange notes for any outstanding notes and may terminate the exchange offer before the acceptance of any outstanding notes for exchange, if:

         o any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer;

         o the Staff of the Commission proposes, adopts or enacts any law, statute, rule or regulation or issues any interpretation of any existing law, statute, rule or regulation, which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer; or

         o any governmental approval or approval by holders of the outstanding notes has not been obtained, which approval we will, in our reasonable judgment, deem necessary for the completion of the exchange offer.

These conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such conditions, or may be waived by us in whole or in part at any time at our sole discretion. If we determine that any of these conditions are not satisfied, we may:

         o refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, or, in the case of outstanding notes tendered by book-entry transfer, credit those outstanding notes to an account maintained with The Depository Trust Company;

         o extend the exchange offer and retain all outstanding notes tendered before the expiration of the exchange offer, subject to the rights of holders who tendered the outstanding notes to withdraw their tendered outstanding notes; or

         o subject to applicable law, waive unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes that have not been withdrawn. If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the outstanding notes, if the exchange offer would otherwise expire during this period.

Procedures for Tendering

         To tender in the exchange offer, you must complete, sign and date an original or facsimile letter of transmittal, have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal to the exchange agent for receipt before the expiration date of the exchange offer. In addition:

         o certificates for the outstanding notes must be received by the exchange agent, along with the letter of transmittal;

         o a timely confirmation of transfer by book-entry of those outstanding notes, if the book-entry procedure is available, into the exchange agent's account at The Depository Trust Company, as set forth in the procedure for book-entry transfer described below, must be received by the exchange agent before the expiration date of the exchange offer; or

         o you must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the exchange agent must receive the letter of transmittal and other required documents at the address listed below under "--Exchange Agent" before the expiration of the exchange offer.

         If you tender your outstanding notes and do not withdraw them before the expiration date of the exchange offer, you will be deemed to have an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

         The method of delivery of outstanding notes, the letter of transmittal and all other required documents to the exchange is at your risk. Instead of delivery by mail, it is recommended that you use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date of the exchange offer. No letter of transmittal or outstanding notes should be sent to us. You may request your brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for you.

         Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender its outstanding notes should contact the registered holder promptly and instruct that registered holder to tender the outstanding notes on the beneficial owner's behalf. If the beneficial owner wishes to tender its outstanding notes on the owner's own behalf, that owner must, before completing and executing the letter of transmittal and delivering its outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in that owner's name or obtain a properly completed assignment from the registered holder. The transfer of registered ownership of outstanding notes may take considerable time.

         Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless the related outstanding notes are tendered:

         o by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

         o        for the account of an eligible institution.

Each of the following is deemed an eligible institution:

         o a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

         o        a commercial bank;

         o a trust company having an office or correspondent in the United States; or

         o an eligible guarantor institution as provided by Rule 17Ad-15 of the Securities Exchange Act of 1934.

         If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as his, her or its name appears on the outstanding notes.

         If the letter of transmittal, or any outstanding notes or bond powers, are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal, unless we waive that requirement.

         We will determine all questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding notes, and withdrawal of tendered outstanding notes, in our sole discretion. All of these determinations by us will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we determine. Although we intend to notify holders of outstanding notes of defects or irregularities with respect to tenders of outstanding notes, neither we, nor the exchange agent, or any other person will incur any liability for failure to give this notification. Tenders of outstanding notes will not be deemed to have been made until defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders of outstanding notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

         In addition, we reserve the right, in our sole discretion, to purchase or make offers for any outstanding notes that remain outstanding after the expiration date of the exchange offer or, as set forth above under "--Conditions," to terminate the exchange offer and, to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any purchases or offers could differ from the terms of the exchange offer.

         If the holder of outstanding notes is a broker-dealer participating in the exchange offer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market making or other trading activities, that broker-dealer will be required to acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the exchange notes and otherwise agree to comply with the procedures described above under "--Resale of the Exchange Notes"; however, by so acknowledging and delivering a prospectus, that broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

         In all cases, issuance of the exchange notes for outstanding notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for those outstanding notes or a timely confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at The Depository Trust Company, a properly completed and duly executed letter of transmittal, and all other required documents. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, if the holder withdraws previously tendered outstanding notes, or if outstanding notes are submitted for a greater principal amount of outstanding notes than the holder desires to exchange, then the unaccepted, withdrawn or portion of non-exchanged outstanding notes, as appropriate, will be returned as promptly as practicable after the expiration or termination of the exchange offer, or, in the case of outstanding notes tendered by book-entry transfer, those unaccepted, withdrawn or portion of non-exchanged outstanding notes, as appropriate, will be credited to an account maintained with The Depository Trust Company, without expense to the tendering holder of those notes.

Book-Entry Transfer

         The exchange agent will make a request to establish an account with respect to the outstanding notes at The Depository Trust Company for the purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in The Depository Trust Company's systems may make book-entry delivery of outstanding notes by causing The Depository Trust Company to transfer the outstanding notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer. However, although delivery of outstanding notes may be effected through book-entry transfer at The Depository Trust Company, the letter of transmittal or a manually signed facsimile of the letter of transmittal, with any required signature guarantees or an agent's message, in the case of a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth below under "--Exchange Agent" on or before the expiration date of the exchange offer, unless the holder complies with the guaranteed delivery procedures described below.

         The exchange agent and The Depository Trust Company have confirmed that any financial institution that is a participant in The Depository Trust Company system may utilize the Book-Entry Transfer Facility Automated Tender Offer Program ("ATOP") procedures to tender the notes.

         Any Depository Trust Company participant may make book-entry delivery of outstanding notes by causing Depository Trust Company to transfer such notes into the exchange agent's account in accordance with The Depository Trust Company's ATOP procedures for transfer. However, the exchange for the notes so tendered will only be made after a book-entry confirmation of such book-entry transfer of notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by The Depository Trust Company and received by the exchange agent and forming part of a book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgment from a participant tendering the notes that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant.

Guaranteed Delivery Procedures

         Holders who wish to tender their outstanding notes and who cannot timely deliver their outstanding notes, the letter of transmittal, or any other required documents to the exchange agent before the expiration date, may effect a tender if:

         o        the tender is made through an eligible institution;

         o before the expiration date of the exchange offer, the exchange agent receives from that eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile, mail or hand delivery, listing the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered and stating that the tender is being made by that notice and guaranteeing that, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the letter of transmittal, together with the certificate(s) representing the outstanding notes in proper form for transfer, or a confirmation of book-entry transfer, as the case may be, and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

         o the exchange agent receives the properly completed and executed letter of transmittal, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer and other documents required by the letter of transmittal within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal of Tenders

         Except as otherwise provided, tenders of outstanding notes may be withdrawn at any time before 5:00 p.m., Eastern time, on the expiration date of the exchange offer. To withdraw a tender of outstanding notes in the exchange offer, a written or facsimile notice of withdrawal must be received by the exchange agent at its address listed below before that time. The notice of withdrawal must:

         o specify the name of the person having deposited the outstanding notes to be withdrawn;

         o        identify the outstanding notes to be withdrawn;

         o be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered or be accompanied by documents of transfer sufficient to have the exchange agent register the transfer of the outstanding notes in the name of the person withdrawing the tender; and

         o specify the name in which any outstanding notes are to be registered, if different from that of the person who deposited the outstanding notes to be withdrawn.

         We will determine all questions as to the validity, form, and eligibility of the notices, which determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued with respect to those outstanding notes unless the outstanding notes so withdrawn are validly re-tendered.

         Any outstanding notes that have been tendered but that are withdrawn or not accepted for payment will be returned to the holder of those outstanding notes, or in the case of outstanding notes tendered by book-entry transfer, will be credited to an account maintained with The Depository Trust Company, without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be re-tendered by following one of the procedures described above under "--Procedures for Tendering" at any time before the expiration date of the exchange offer.

Termination of Registration Rights

         All rights given to holders of outstanding notes under the registration rights agreement will terminate upon the completion of the exchange offer, except with respect to our duty:

         o to keep the registration statement effective until the closing of the exchange offer and for a period not to exceed 180 days after the expiration date of the exchange offer; and

         o to provide copies of the latest version of this prospectus to any broker dealer that requests copies of this prospectus for use in connection with any resale by that broker-dealer of exchange notes received for its own account pursuant to the exchange offer in exchange for outstanding notes acquired for its own account as a result of market-making or other trading activities, subject to the conditions described above under "-- Resale of the Exchange Notes."

Exchange Agent

         Manufacturers and Traders Trust Company has been appointed exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal, and requests for copies of the notice of guaranteed delivery with respect to the outstanding notes, should be addressed to the exchange agent as follows:

By Registered Mail, Certified Mail, Overnight Courier     By Facsimile:
or Hand Delivery:

         Manufacturers and Traders Trust Company          Fax (716) 842-5503
         One M&T Plaza, 7th Floor
         Buffalo, New York 14203
         Attention: Corporate Trust Department

Fees and Expenses

         We will pay the expenses of soliciting tenders in connection with the exchange offer. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile, telephone, or in person by some of our officers and regular employees and those of our affiliates.

         We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer.

         We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with the exchange offer. We estimate that our cash expenses in connection with the exchange offer will be about $125,000. These expenses include registration fees, fees and expenses of the exchange agent, accounting and legal fees, and printing costs, among others.

         We will pay all transfer taxes, if any, applicable to the exchange of the outstanding notes for exchange notes. The tendering holder of outstanding notes, however, will pay applicable taxes if certificates representing outstanding notes not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered, or

         o if tendered, the certificates representing outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

         o if a transfer tax is imposed for any reason other than the exchange of the outstanding notes in the exchange offer.

         If satisfactory evidence of payment of the transfer taxes or exemption from payment of transfer taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder and the exchange notes need not be delivered until the transfer taxes are paid.

Consequences of Failure to Exchange

         Participation in the exchange offer is voluntary. Holders of the outstanding notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

         Outstanding notes that are not exchanged for the exchange notes in the exchange offer will not retain any rights under the registration rights agreement and will remain restricted securities for purposes of the federal securities laws. Accordingly, the outstanding notes may not be offered, sold, pledged, or otherwise transferred except:

         o to a "qualified institutional buyer," within the meaning of Rule 144A under the Securities Act of 1933, purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

         o in an offshore transaction complying with Rule 903 or 904 of Regulation S under the Securities Act of 1933;

         o under an exemption from registration under the Securities Act of 1933 provided by Rule 144 under that act, if available;

         o to an "institutional accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D in a transaction exempt from the registration requirements of the Securities Act of 1933; or

         o under an effective registration statement under the Securities Act of 1933; and

in each case, in accordance with all other applicable securities laws.

                            DESCRIPTION OF THE NOTES


General

         The outstanding notes were, and the exchange notes will be, issued under the indenture, dated as of June 27, 2001, between Extended Stay America, as Issuer, and Manufacturers and Traders Trust Company, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The following summary of certain provisions of the indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture (including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended, and the notes).

         The terms of the exchange notes to be issued are substantially similar to the outstanding notes, except that the exchange notes will be registered under the Securities Act and will not bear legends restricting the transfer thereof. The outstanding notes are, and the exchange notes will continue to be, unsecured senior subordinated obligations of Extended Stay America, initially limited to $300.0 million in aggregate principal amount, and will mature on June 15, 2011. Interest on the notes is payable semi-annually on June 15 and December 15 of each year commencing on December 15, 2001 to holders of record at the close of business on June 1 or December 1 immediately preceding the interest payment date.

         Principal of, premium, if any, and interest on the notes will be payable and the notes may be exchanged or transferred at the office or agency of Extended Stay America in the Borough of Manhattan, the City of New York (which initially will be the corporate trust office of the trustee, at 50 Broadway, New York, New York 10004); provided that, at the option of Extended Stay America, payment of interest may be made by check mailed to the holders at their addresses as they appear in the Security Register.

         The notes will be issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount and any integral multiple thereof. No service charge will be made for any registration of transfer or exchange of notes, but Extended Stay America may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

         Subject to the covenants described below under "Covenants" and applicable law, Extended Stay America may issue additional notes under the indenture. The exchange notes and any outstanding notes not exchanged in the exchange offer and any additional notes subsequently issued would be treated as a single class for all purposes under the indenture.

Optional Redemption

         The notes will be redeemable, at our option in whole or in part, at any time or from time to time, on or after June 15, 2006 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant regular record date that is on or prior to the redemption date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing June 15 of the years set forth below:

                                                          Redemption

Year                                                        Price
----                                                    -------------

2006................................................         104.938%
2007................................................         103.292
2008................................................         101.646
2009 and thereafter.................................         100.000

         In addition, at any time prior to June 15, 2004, we may redeem up to 35% of the principal amount of the notes with the proceeds of one or more sales of our Capital Stock (other than Disqualified Stock), at any time or from time to time in part, at a redemption price (expressed as a percentage of principal amount) of 109.875% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original principal amount of the notes must remain outstanding after each such redemption; provided further, that notice of such redemption is mailed within 60 days after the consummation of such sale or sales.

         In the case of any partial redemption, selection of the notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not listed on a national securities exchange, by lot or by such other method as the trustee in its sole discretion shall deem to be fair and appropriate; provided that no note of $1,000 in principal amount or less shall be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note.

Sinking Fund

         There will be no sinking fund payments for the notes.

Ranking and Subordination

         The notes are subordinated to all obligations under our new credit facilities and our other Senior Indebtedness and will be pari passu with our 9.15% senior subordinated notes. The payment of the principal of, premium, if any, and interest or other amounts due on the notes is subordinated in right of payment, as set forth in the indenture, to the prior payment in full in cash or cash equivalents when due of all our Senior Indebtedness. As of June 30, 2001, on a pro forma basis giving effect to the financing transactions, our outstanding Senior Indebtedness would have been $550 million (exclusive of unused commitments under our new credit facility aggregating $350 million). Although the indenture contains limitations on the amount of additional indebtedness that we may incur, under certain circumstances the amount of such indebtedness could be substantial and, in any case, such indebtedness may be Senior Indebtedness. See "Certain Covenants--Limitation on Indebtedness" below. In addition, all existing and future liabilities (including trade payables) of our subsidiaries will be effectively senior to the notes, and as of June 30, 2001, such subsidiaries had $204.6 million of liabilities (excluding inter-company payables and guarantees of our indebtedness). Notwithstanding the foregoing, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "--Defeasance" below, will not be contractually subordinated in right of payment to any Senior Indebtedness or subject to the restrictions described herein.

         "Senior Indebtedness" means the following obligations of Extended Stay America, whether outstanding on the date the notes are issued or thereafter
Incurred:

                  (1) all our Indebtedness and all other monetary obligations (including, without limitation, expenses, fees, principal, interest, reimbursement obligations under letters of credit and indemnities payable in connection therewith) under (or in respect of) the Credit Agreement or any Interest Rate Agreement or Currency Agreement relating to the Indebtedness under the Credit Agreement; and

                  (2) all our other Indebtedness and all other monetary obligations (other than the notes), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is pari passu with, or subordinated in right of payment to, the notes; provided that the term "Senior Indebtedness" shall not include:

               (A)      our 9.15% senior subordinated notes;

               (B) any of our Indebtedness which, when incurred, was without recourse to Extended Stay America;

               (C) any Indebtedness of Extended Stay America to a Subsidiary of Extended Stay America, or to a joint venture in which Extended Stay America has an interest;

               (D) any Indebtedness of Extended Stay America, to the extent not permitted by the "Limitation on Indebtedness" covenant
               or the "Limitation  on  Senior   Subordinated   Indebtedness"
               covenant described below; (but as to any such Indebtedness under the Credit Agreement, no such violation shall be deemed to exist if the Bank Agent shall have received an officer's certificate of Extended Stay America to the effect that the issuance of such Indebtedness does not violate the indenture);

               (E) any repurchase, redemption or other obligation in respect of Disqualified Stock;

               (F) any Indebtedness to any employee of Extended Stay America or any of its respective Subsidiaries;

               (G) any liability for taxes owed or owing by Extended Stay America; or

               (H)      any Trade Payables.

         Senior Indebtedness will also include interest accruing subsequent to events of bankruptcy of Extended Stay America and its Subsidiaries at the rate provided for in the document governing such Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under bankruptcy law.

         Except with respect to the money, securities or proceeds held under any defeasance trust established in accordance with the indenture, upon any payment or distribution of the assets or securities of Extended Stay America of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or upon a total or partial liquidation, or reorganization of Extended Stay America, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing subsequent to an event of bankruptcy at the rate provided in such Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code or other applicable law) shall first be paid in full, in cash or cash equivalents, before the holders of the notes or the trustee on behalf of the holders of the notes shall be entitled to receive any payment by (or on behalf of) Extended Stay America on account of Senior Subordinated Obligations or any payment to acquire any of the notes for cash, property or securities, or any distribution with respect to the notes of any cash, property or securities. Before any payment may be made by, or on behalf of, Extended Stay America on any Senior Subordinated Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the Indenture), upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of Extended Stay America of any kind or character, whether in cash, property or securities, to which the holders of the notes or the trustee on behalf of the holders of the notes would be entitled, but for the subordination provisions of the Indenture, shall be made by Extended Stay America or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution or by the holders of the notes or the trustee if received by them or it, directly to the holders of the Senior

Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to any trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

         No direct or indirect payment by or on behalf of Extended Stay America of Senior Subordinated Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the indenture), whether pursuant to the terms of the notes or upon acceleration or otherwise shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness of Extended Stay America and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuance of any other event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon receipt by the trustee of written notice from the trustee or other representative for the holders of such Designated Senior Indebtedness (or the holders of at least a majority in principal amount of such Designated Senior Indebtedness then outstanding), no payment of Senior Subordinated Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the indenture) may be made by or on behalf of Extended Stay America upon or in respect of the notes for a period (a "Payment Blockage Period") commencing on the date of receipt of such notice and ending 179 days thereafter (unless, in each case, such Payment Blockage Period shall be terminated by written notice to the trustee from such trustee of, or other representatives for, such holders or by payment in full in cash or cash equivalents of such Designated Senior Indebtedness or such event of default has been cured or waived). Not more than one Payment Blockage Period may be commenced with respect to the notes during any period of 360 consecutive days. Notwithstanding anything in the indenture to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. No event of default (other than an event of default pursuant to the financial maintenance covenants under the Credit Agreement) that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

         To the extent any payment of Senior Indebtedness (whether by or on behalf of Extended Stay America, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

         By reason of the subordination provisions described above, in the event of liquidation or insolvency, creditors of Extended Stay America who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than holders of the notes.

Change of Control

         Upon the occurrence of any of the following events (each a "Change of Control") Extended Stay America must commence and consummate, within the time periods set forth in the indenture, an Offer to Purchase for all notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the Payment Date:

                  (1) such time as a "person" or "group" (as those terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Existing Stockholders and their respective Affiliates, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of Extended Stay America on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of Extended Stay America, on a fully diluted basis, than is held by or for the Existing Stockholders and their Affiliates on such date; or

                  (2) such time as individuals who on the Closing Date constitute the Board of Directors (together with any new or replacement directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by Extended Stay America's stockholders was approved by a vote of at least a majority of the members of the Board of Directors then still in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

         "Existing Stockholders" means H. Wayne Huizenga, George D. Johnson, Jr. and Stewart H. Johnson, their spouses and any one or more of their lineal descendants and their spouses or any trust created solely for the benefit of any such Persons.

         There can be no assurance that Extended Stay America will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of notes) required by the foregoing covenant (as well as may be contained in other securities of Extended Stay America which might be outstanding at the time). The above covenant requiring Extended Stay America to repurchase the notes will, unless consents are obtained, require Extended Stay America to repay all indebtedness then outstanding which by its terms would prohibit such note repurchase, either prior to or concurrently with such note repurchase.

         Extended Stay America will not be required to make an Offer to Purchase pursuant to this covenant if a third party makes an Offer to Purchase in compliance with this covenant and repurchases all notes validly tendered and not withdrawn under such Offer to Purchase.

Covenants

     Limitation on Indebtedness

         (a) Extended Stay America will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the notes, the Existing Notes and Indebtedness existing on the Closing Date); provided that Extended Stay America or any Restricted Subsidiary may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio would be greater than 2.00 to 1.00.

         Notwithstanding the foregoing, Extended Stay America and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

              (1)  Indebtedness   outstanding  at  any  time  in  an  aggregate
          principal amount not to exceed $900 million (together with any refinancings thereof) under this clause (1), less any amount of such Indebtedness permanently repaid since the date of the indenture as provided under the "Limitation on Asset Sales" covenant described below;

               (2) Indebtedness owed (A) by a Restricted Subsidiary to Extended Stay America; provided that if such Indebtedness exceeds $500,000 it shall be evidenced by a promissory note or (B) by Extended Stay America or a Restricted Subsidiary to any Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to Extended Stay America or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2);

               (3) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (2), (4) or (6) of this paragraph) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the notes shall only be permitted under this clause (3) if (A) in case the notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the notes at least to the extent that the Indebtedness to be refinanced is subordinated to the notes and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded (or, if earlier, the stated maturity of the notes), and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded (or, if less, the remaining Average Life of the notes); and provided further that in no event may Indebtedness of Extended Stay America that is pari passu with or subordinated in right of payment to the notes be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (3);

               (4) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements
          (a) are designed solely to protect Extended Stay America or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Extended Stay America or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by Extended Stay America or any Restricted Subsidiary in connection with such disposition;

               (5) Indebtedness of Extended Stay America, to the extent the net proceeds thereof are promptly (A) used to purchase notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the notes as described below under "Defeasance";

               (6) Guarantees of the notes and Guarantees of Indebtedness of Extended Stay America by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with the "Limitation on Issuance of Guarantees by Restricted Subsidiaries" covenant described below;

               (7) Indebtedness, Incurred to finance Extended Stay Assets, in an aggregate amount (together with any refinancings thereof) not to exceed at any one time outstanding the Net Cash Proceeds, or the fair market value of property other than cash, received by Extended Stay America after the Closing Date from the issuance and sale of its Capital Stock (other than Disqualified Stock), including an Incurrence (permitted by the indenture) of Indebtedness of Extended Stay America upon conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of Extended Stay America, to a Person that is not a Subsidiary of Extended Stay America, to the extent such sale of Capital Stock has not been used pursuant to clause (C)(2) of the first paragraph, or clause (3),
          (4) or (6) of the second paragraph, of the "Limitation on Restricted Payments" covenant to make a Restricted Payment; and

               (8) Indebtedness, in addition to Indebtedness permitted under clauses (1) through (7) above, in an aggregate principal amount outstanding at any time (together with any refinancings thereof) not to exceed $30 million less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described below.

         (b) Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that Extended Stay America or a Restricted Subsidiary may Incur pursuant to this "Limitation on Indebtedness" covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

          (c) For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, (1) Indebtedness Incurred under the Credit Agreement on or prior to the Closing Date shall be treated as Incurred pursuant to clause (1) of the second paragraph of this "Limitation on Indebtedness" covenant, (2) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (3) any Liens granted pursuant to the equal and ratable provisions referred to in the "Limitation on Liens" covenant described below shall not be treated as Indebtedness. For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted above (other than Indebtedness referred to in clause (1) of the preceding sentence), Extended Stay America, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

     Limitation on Senior Subordinated Indebtedness

         Extended Stay America shall not Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is pari passu with, or subordinated in right of payment to, the notes; provided that the foregoing limitation shall not apply to distinctions between categories of Senior Indebtedness of Extended Stay America that exist by reason of any Liens or Guarantees arising or created in respect of some but not all such Senior Indebtedness.

     Limitation on Liens

         Extended Stay America shall not Incur any Indebtedness secured by a Lien ("Secured Indebtedness") which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the notes equally and ratably with (or, if the Secured Indebtedness is subordinated in right of payment to the notes, prior to) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

     Limitation on Restricted Payments

         Extended Stay America will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

               (1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders) held by Persons other than Extended Stay America or any of its Restricted Subsidiaries;

               (2) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) Extended Stay America or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of
          Extended   Stay

          America (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of Extended Stay America;

               (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of Extended Stay America that is subordinated in right of payment to the notes; or

               (4) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses
          (1) through (4) above being collectively "Restricted Payments"), if, at the time of, and after giving effect to, the proposed Restricted
          Payment:

                    (A) a Default or Event of Default shall have occurred and be continuing;

                    (B) Extended  Stay America could not Incur at least $1.00 of
               Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; or

                    (C) the  aggregate  amount of all  Restricted  Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after March 10, 1998 shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by Extended Stay America or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following March 10, 1998 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the trustee pursuant to the "Commission Reports and Reports to holders" covenant plus (2) the aggregate Net Cash Proceeds received by Extended Stay America after March 10, 1998 from the issuance and sale permitted by the indenture (or, if prior to the Closing Date, the terms of the Existing Notes) of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of Extended Stay America, including an issuance or sale permitted by the indenture (or, if prior to the Closing Date, the terms of the Existing Notes) of Indebtedness of Extended Stay America for cash subsequent to March 10, 1998 upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of Extended Stay America, or from the issuance to a Person who is not a Subsidiary of Extended Stay America of any options, warrants or other rights to acquire Capital Stock of Extended Stay America (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the notes), in each case except to the extent such Net Cash Proceeds are used to Incur Indebtedness outstanding under clause (7) of the "Limitation on Indebtedness" covenant, plus (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to Extended Stay America or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by Extended Stay America or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

         The foregoing provision shall not be violated by reason of:

          (1) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

          (2) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of the second paragraph of part (a) of the "Limitation on Indebtedness" covenant;

          (3) the repurchase, redemption or other acquisition of Capital Stock of Extended Stay America or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of Extended Stay America (or options, warrants or other rights to acquire such Capital Stock);

          (4) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of Extended Stay America which is subordinated in right of payment to the notes in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of Extended Stay America (or options, warrants or other rights to acquire such Capital Stock);

          (5) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of Extended Stay America;

          (6) Investments acquired in exchange for Capital Stock (other than Disqualified Stock) of Extended Stay America; or

          (7) Restricted Payments in an aggregate amount not to exceed $100 million; provided that, except in the case of clauses (1) and (3), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

         Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (2) or (7) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) thereof and an Investment referred to in clause (6) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (3) and (4), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of Extended Stay America are used for the redemption, repurchase or other acquisition of the notes, or Indebtedness that is pari passu with the notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

         Extended Stay America will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

               (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by Extended Stay America or any other Restricted Subsidiary;

               (2) pay any Indebtedness owed to Extended Stay America or any other Restricted Subsidiary;

               (3) make loans or advances to Extended Stay America or any other Restricted Subsidiary; or

               (4) transfer any of its property or assets to Extended Stay America or any other Restricted Subsidiary.

         The foregoing provisions shall not restrict any encumbrances or restrictions:

               (1) existing on the Closing Date in the Credit Agreement, the indenture or any other agreements in effect on the Closing Date, and any modifications, extensions, refinancings, renewals, substitutions or replacements of such agreements; provided that the encumbrances and restrictions in any such modifications, extensions, refinancings, renewals, substitutions or replacements are no less favorable in any material respect to the holders than those encumbrances or restrictions that are then in effect and that are being modified, extended, refinanced, renewed, substituted or replaced;

               (2) existing under or by reason of applicable law;

               (3) existing with respect to any Person or the property or assets of such Person acquired by Extended Stay America or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any modifications, extensions, refinancings, renewals, substitutions or replacements of such agreements; provided that the encumbrances and restrictions in any such modifications, extensions, refinancings, renewals, substitutions or replacements are no less favorable in any material respect to the holders of notes than those encumbrances or restrictions that are then in effect and that are being modified, extended, refinanced, renewed, substituted or replaced;

               (4) in the case of clause (4) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting
          Restricted Subsidiaries" covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Extended Stay America or any Restricted Subsidiary not otherwise prohibited by the indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Extended Stay America or any Restricted Subsidiary in any manner material to Extended Stay America or any Restricted Subsidiary;

               (5) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or

               (6) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (B) the encumbrance or restriction is not materially more disadvantageous to the holders of the notes than is customary in comparable financings (as determined by Extended Stay America) and (C) Extended Stay America determines that any such encumbrance or restriction will not materially affect Extended Stay America's ability to make principal or interest payments on the notes.

         Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent Extended Stay America or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of Extended Stay America or any of its Restricted Subsidiaries that secure Indebtedness of Extended Stay America or any of its Restricted Subsidiaries.

     Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries

         Extended Stay America will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

               (1) to Extended Stay America or a Wholly Owned Restricted Subsidiary;

               (2) issuances of director's qualifying shares or sales to foreign
          nationals   of  shares  of  Capital   Stock  of   foreign   Restricted
          Subsidiaries, to the extent required by applicable law;

               (3) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale; or

               (4)   issuances   or  sales  of  Common  Stock  of  a  Restricted
          Subsidiary, provided that Extended Stay America or such Restricted Subsidiary applies the Net Cash Proceeds, if any, of any such sale in accordance with clause (A) or (B) of the "Limitation on Asset Sales" covenant described below.

     Limitation on Issuances of Guarantees by Restricted Subsidiaries

         Extended Stay America will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of Extended Stay America, other than Designated Debt ("Guaranteed Indebtedness"), unless (1) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the indenture providing for a senior subordinated Guarantee (a "Subsidiary Guarantee") of payment of the notes by such Restricted Subsidiary and (2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against Extended Stay America or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is (1) senior to the notes, then the Guarantee of such Guaranteed Indebtedness shall be senior to or pari passu with, the Subsidiary Guarantee or (2) pari passu with the notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (3) subordinated to the notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the notes.

         Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (1) any sale, exchange or transfer, to any Person not an Affiliate of Extended Stay America, of all of Extended Stay America's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the indenture) or (2) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

     Limitation on Transactions with Shareholders and Affiliates

         Extended Stay America will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of Extended Stay America or with any Affiliate of Extended Stay America or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to Extended Stay America or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

         The foregoing limitation does not limit, and shall not apply to:

               (1) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which Extended Stay America or a Restricted Subsidiary delivers to the trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to Extended Stay America or such Restricted Subsidiary from a financial point of view;

               (2) any transaction solely between Extended Stay America and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries;

               (3) the payment of reasonable and customary fees and expenses to directors of Extended Stay America who are not employees of Extended Stay America;

               (4) any payments or other transactions pursuant to any tax-sharing agreement between Extended Stay America and any other Person with which Extended Stay America files a consolidated tax return or with which Extended Stay America is part of a consolidated group for tax purposes; or

               (5) any Permitted Investments or Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant. Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this "Limitation on Transactions with Shareholders and Affiliates" covenant and not covered by clauses (2) through (5) of this paragraph, (a) the aggregate amount of which exceeds $5 million in value, must be approved or determined to be fair in the manner provided for in clause
          (1)(A) or (B) above and (b) the aggregate amount of which exceeds $10 million in value, must be determined to be fair in the manner provided for in clause (1)(B) above.

     Limitation on Asset Sales

         Extended Stay America will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless:

               (1) the consideration received by Extended Stay America or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of; and

               (2) at least 75% of the consideration received consists of cash or Temporary Cash Investments or the assumption of Senior Indebtedness of Extended Stay America or Indebtedness of a Restricted Subsidiary, provided that Extended Stay America or such Restricted Subsidiary is irrevocably released from all liability under such Indebtedness.

         In the event and to the extent that the Net Cash Proceeds received by Extended Stay America or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of Extended Stay America and its Subsidiaries has been filed with the Commission or provided to the trustee pursuant to the "Commission Reports and Reports to Holders" covenant), then Extended Stay America shall or shall cause the relevant Restricted Subsidiary to

               (1) within twelve months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets:

                           (A) apply an amount equal to such excess Net Cash
                  Proceeds to permanently repay Senior Indebtedness of Extended Stay America, or any Restricted Subsidiary providing a Subsidiary Guarantee pursuant to the "Limitation on Issuances of Guarantees by Restricted Subsidiaries" covenant described above or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than Extended Stay America or any of its Restricted Subsidiaries, or the Existing Notes; or

                           (B) invest an equal amount, or the amount not so
                  applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, Extended Stay America and its Restricted Subsidiaries existing on the date of such investment; and

               (2) apply (no later than the end of the 12-month period referred to in clause (1)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraph of this "Limitation on Asset Sales" covenant.

         The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (1) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

         If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $35 million, Extended Stay America must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any such Offer to Purchase will be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Offer to Purchase, Extended Stay America may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Offer to Purchase, the amount of Excess Proceeds will be reset at zero.

Commission Reports and Reports to Holders

         Whether or not Extended Stay America is then required to file reports with the Commission, Extended Stay America shall file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Securities Exchange Act of 1934 if it were subject thereto; provided that, if filing such documents by Extended Stay America with the Commission is not permitted under the Exchange Act, Extended Stay America shall provide such documents to the trustee and upon written request supply copies of such documents to any prospective holder. Extended Stay America shall supply the trustee and each holder who so requests or shall supply to the trustee for forwarding to each such holder, without cost to such holder, copies of such reports and other information.

Events of Default

         The following events will be defined as "Events of Default" in the indenture:

               (1) default in the payment of principal of (or premium, if any, on) any note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by the provisions described above under "--Ranking and Subordination";

               (2) default in the payment of interest on any note when the same becomes due and payable, and such default continues for a period of 30 days, whether or not such payment is prohibited by the provisions described above under "--Ranking and Subordination";

               (3) default in the performance or breach of the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of Extended Stay America or the failure to make or consummate an Offer to Purchase in accordance with the "Limitation on Asset Sales" or "Repurchase of notes upon a Change of Control" covenant;

               (4) Extended Stay America defaults in the performance of or breaches any other covenant or agreement of Extended Stay America in the indenture or under the notes (other than a default specified in clause (1), (2) or (3) above) and such default or breach continues for a period of 30 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the notes;

               (5) there occurs with respect to any issue or issues of Indebtedness of Extended Stay America or any Significant Subsidiary having an outstanding principal amount of $25 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (a) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (b) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

               (6) any final judgment or order (not covered by insurance) for the payment of money in excess of $25 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against Extended Stay America or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

               (7) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of Extended Stay America or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Extended Stay America or any Significant Subsidiary or for all or substantially all of the property and assets of Extended Stay America or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of Extended Stay America or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

               (8) Extended Stay America or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Extended Stay America or any Significant Subsidiary or for all or substantially all of the property and assets of Extended Stay America or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

         If an Event of Default (other than an Event of Default specified in clause (7) or (8) above that occurs with respect to Extended Stay America) occurs and is continuing under the indenture, the trustee or the holders of at least 25% in aggregate principal amount of the notes, then outstanding, by written notice to Extended Stay America (and to the trustee if such notice is given by the holders), may, and the trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable; provided that any such declaration of acceleration shall not become effective until the earlier of (A) five Business Days after receipt of the acceleration notice by the Bank Agent and Extended Stay America or (B) acceleration of the Indebtedness under the Credit Agreement; provided further that such acceleration shall automatically be rescinded and annulled without any further action required on the part of the holders in the event that any and all Events of Default specified in the acceleration notice under the indenture shall have been cured, waived or otherwise remedied as provided in the indenture prior to the expiration of the period referred to in the preceding clauses (A) and
(B). In the event of a declaration of acceleration because an Event of Default set forth in clause (5) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by Extended Stay America or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (7) or (8) above occurs with respect to Extended Stay America, the principal of, premium, if any, and accrued interest on the notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder. The holders of at least a majority in principal amount of the outstanding notes by written notice to Extended Stay America and to the trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived and
(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "--Modification and Waiver."

         The holders of at least a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes. A holder may not pursue any remedy with respect to the indenture or the notes unless:

               (1) the holder gives the trustee written notice of a continuing Event of Default;

               (2) the holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

               (3)  such  holder  or  holders   offer  the   trustee   indemnity
          satisfactory to the trustee against any costs, liability or expense;

               (4) the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

               (5) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes do not give the trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any holder of a note to receive payment of the principal of, premium, if any, or interest on, such note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the notes, which right shall not be impaired or affected without the consent of the holder.

         The indenture will require certain officers of Extended Stay America to certify, on or before a date not more than 105 days after the end of each fiscal year, that a review has been conducted of the activities of Extended Stay America and its Restricted Subsidiaries and Extended Stay America's and its Restricted Subsidiaries' performance under the indenture and that Extended Stay America has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. Extended Stay America will also be obligated to notify the trustee of any default or defaults in the performance of any covenants or agreements under the indenture.

Consolidation, Merger and Sale of Assets

         Extended Stay America will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into Extended Stay America unless:

               (1) Extended Stay America shall be the continuing Person, or the Person (if other than Extended Stay America) formed by such consolidation or into which Extended Stay America is merged or that acquired or leased such property and assets of Extended Stay America shall be a corporation organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of Extended Stay America on all of the notes and under the indenture;

               (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

               (3) immediately after giving effect to such transaction on a pro forma basis, Extended Stay America or any Person becoming the successor obligor of the notes shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Extended Stay America immediately prior to such transaction;

               (4) immediately after giving effect to such transaction on a pro forma basis Extended Stay America, or any Person becoming the successor obligor of the notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; provided that this clause (4) shall not apply to a consolidation, merger or sale of all (but not less than all) of the assets of Extended Stay America if all Liens and Indebtedness of Extended Stay America or any Person becoming the successor obligor on the notes, as the case may be, and its Restricted Subsidiaries outstanding immediately after such transaction would, if Incurred at such time, have been permitted to be Incurred (and all such Liens and Indebtedness, other than Liens and Indebtedness of Extended Stay America and its Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of the indenture; and

               (5) Extended Stay America delivers to the trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (3) and (4)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clauses (3) and (4) above do not apply if, in the good faith determination of the Board of Directors of Extended Stay America, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of Extended Stay America and that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

Defeasance

         Defeasance and Discharge. The indenture will provide that Extended Stay America will be deemed to have paid and will be discharged from any and all obligations in respect of the notes on the 123rd day after the deposit referred to below, and the provisions of the indenture will no longer be in effect with respect to the notes (except for, among other matters, certain obligations to register the transfer or exchange of the notes, to replace stolen, lost or mutilated notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things:

               (1) Extended Stay America has deposited with the trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity or on the applicable redemption dates, as the case may be, of such payments in accordance with the terms of the indenture and the notes;

               (2) Extended Stay America has delivered to the trustee (a) either
          (x) an Opinion of Counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of Extended Stay America's exercise of its option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or
          (y) a ruling directed to the trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (b) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

               (3) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which Extended Stay America or any of its Subsidiaries is a party or by which Extended Stay America or any of its Subsidiaries is bound;

               (4) Extended Stay America is not prohibited from making payments in respect of the notes by the provisions described under "--Ranking and Subordination"; and

               (5) if at such time the notes are listed on a national securities exchange, Extended Stay America has delivered to the trustee an Opinion of Counsel to the effect that the notes will not be delisted as a result of such deposit, defeasance and discharge.

         Defeasance of Certain Covenants and Certain Events of Default. The indenture further will provide that the provisions of the indenture will no longer be in effect with respect to clauses (3) and (4) under "Consolidation, Merger and Sale of Assets" and all the covenants described herein under "Covenants," clause (3) under "Events of Default" with respect to such clauses
(3) and (4) under "Consolidation, Merger and Sale of Assets," clause (4) under "Events of Default" with respect to such other covenants and clauses (5) and (6) under "Events of Default" shall be deemed not to be Events of Default upon, among other things, the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity or on the applicable redemption dates, as the case may be, of such payments in accordance with the terms of the indenture and the notes, the satisfaction of the provisions described in clauses (2)(b), (3), (4) and (5) of the preceding paragraph and the delivery by Extended Stay America to the trustee of an Opinion of Counsel to the effect that, among other things, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

         Defeasance and Certain Other Events of Default. In the event Extended Stay America exercises its option to omit compliance with certain covenants and provisions of the indenture with respect to the notes as described in the immediately preceding paragraph and the notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default. However, Extended Stay America will remain liable for such payments.

Modification and Waiver

         Modifications and amendments of the indenture may be made by Extended Stay America and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby:

               (1) change the Stated Maturity of the principal of, or any installment of interest on, any note;

               (2) reduce the principal amount of, or premium, if any, or interest on, any note;

               (3) change the place or currency of payment of principal of, or premium, if any, or interest on, any note;

               (4) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any note;

               (5) reduce the above-stated percentage of outstanding notes the consent of whose holders is necessary to modify or amend the indenture;

               (6) waive a default in the payment of principal of, premium, if any, or interest on the notes;

               (7) modify the subordination provisions in a manner adverse to the holders; or

               (8) reduce the percentage or aggregate principal amount of outstanding notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

         The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Extended Stay America in the indenture, or in any of the notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of Extended Stay America or of any successor Person thereof. Each holder, by accepting the notes, waives and releases all such liability.

Concerning the Trustee

         The indenture provides that, except during the continuance of a Default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in such indenture. If an Event of Default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

         The indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of Extended Stay America, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign. The trustee is one of the lenders that are parties to the Credit Agreement.

Book-Entry; Delivery and Form

         The exchange notes will initially be issued in the form of one or more global certificates. The global exchange notes will be deposited on the date the exchange offer is completed with or on behalf of The Depository Trust Company and registered in the name of The Depository Trust Company or its nominee.

         Extended Stay America understands that The Depository Trust Company is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depository Trust Company was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to The Depository Trust Company system is available to other banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         So long as The Depository Trust Company, or its nominee, is the registered owner or holder of the global exchange notes, The Depository Trust Company or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global exchange notes for all purposes under the indenture and the notes. No beneficial owner of an interest in a global exchange note will be able to transfer that interest except in accordance with The Depository Trust Company's applicable procedures, in addition to those provided for under the indenture.

         Payments made with respect to a global exchange note will be made to The Depository Trust Company or its nominee, as the case may be, as the registered owner of the note. Extended Stay America will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global exchange note or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

         Extended Stay America expects that The Depository Trust Company or its nominee, upon receipt of any payments made with respect to a global exchange note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global exchange notes as shown on the records of The Depository Trust Company or its nominee. Extended Stay America also expects that payments by participants to owners of beneficial interests in the global exchange notes held through participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for the customers. These payments will be the responsibility of the participants.

         Transfers between participants in The Depository Trust Company will be effected in the ordinary way in accordance with The Depository Trust Company rules and will be settled in same-day funds.

         Extended Stay America understands that The Depository Trust Company will take any action permitted to be taken by a holder of notes, including the presentation of outstanding notes for exchange in the exchange offer, only at the direction of one or more participants to whose account The Depository Trust Company interests in the global notes are credited and only in respect of the portion of the aggregate principal amount of notes as to which the participant or participants has or have given direction.

Although The Depository Trust Company is expected to follow the above procedures in order to facilitate transfers of interests in the global exchange notes among participants of The Depository Trust Company, it is under no obligation to perform or continue to perform these procedures, and the procedures may be discontinued at any time. Extended Stay America will not have any responsibility for the performance by The Depository Trust Company or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Glossary of Defined Terms

         A glossary of some of the defined terms used in the indenture is set out below. Reference is made to the indenture for the full definition of all terms, including those below, as well as any other capitalized term used herein for which no definition is provided.

         "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition from such Person by a Restricted Subsidiary and not Incurred by such Person in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person which is redeemed, defeased; retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

         "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of Extended Stay America and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

               (1) the net income of any Person (other than Extended Stay America or a Restricted Subsidiary), except to the extent of the amount of dividends or other distributions actually paid to Extended Stay America or any of its Restricted Subsidiaries by such Person during such period;

               (2) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below (and in such case, except to the extent includable pursuant to clause (1) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Extended Stay America or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by Extended Stay America or any of its Restricted Subsidiaries;

               (3) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income to Extended Stay
          America or any Restricted Subsidiary is not at the time of such determination permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

               (4) any gains or losses (on an after-tax basis) attributable to Asset Sales;

               (5) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below, any amount paid or accrued as dividends on Preferred Stock of Extended Stay America or any Restricted Subsidiary owned by Persons other than Extended Stay America and any of its Restricted Subsidiaries; and

               (6) all extraordinary gains and extraordinary losses.

         "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of Extended Stay America and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (1) all current liabilities of Extended Stay America and its Restricted Subsidiaries (excluding intercompany items) and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of Extended Stay America and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission or provided to the trustee pursuant to the "Commission Reports and Reports to holders" covenant.

         "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Asset Acquisition" means (1) an investment by Extended Stay America or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with Extended Stay America or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of Extended Stay America and its Restricted Subsidiaries on the date of such investment or (2) an acquisition by Extended Stay America or any of its Restricted Subsidiaries of the property and assets of any Person other than Extended Stay America or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business, or one or more hotel properties, of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of Extended Stay America and its Restricted Subsidiaries on the date of such acquisition.

         "Asset Disposition" means the sale or other disposition by Extended Stay America or any of its Restricted Subsidiaries (other than to Extended Stay America or another Restricted Subsidiary) of (1) all or substantially all of the Capital Stock of any Restricted Subsidiary of Extended Stay America or (2) all or substantially all of the assets that constitute a division or line of business, or one or more hotel properties, of Extended Stay America or any of its Restricted Subsidiaries.

         "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by Extended Stay America or any of its Restricted Subsidiaries to any Person other than Extended Stay America or any of its Restricted Subsidiaries of (1) all or any of the Capital Stock of any Restricted Subsidiary, (2) all or substantially all of the property and assets of an operating unit or business of Extended Stay America or any of its Restricted Subsidiaries or (3) any other property and assets of Extended Stay America or any of its Restricted Subsidiaries (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) outside the ordinary course of business of Extended Stay America or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the indenture applicable to mergers, consolidations and sales of assets of Extended Stay America; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets, (b) sales, transfers or other dispositions of assets with a fair market value not in excess of $5 million in any transaction or series of related transactions, (c) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under the "Limitation on Restricted Payments" covenant, (d) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would satisfy clause (B) of the "Limitation on Asset Sales" covenant or (e) sales, transfers or other dispositions of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of Extended Stay America or its Restricted Subsidiaries.

         "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of
(a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (2) the sum of all such principal payments.

         "Bank Agent" means The Industrial Bank of Japan, Limited, or its successors as agent for the lenders under the Credit Agreement.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

         "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

         "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

         "Closing Date" means the date on which the notes are originally issued under the indenture.

         "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of common stock.

         "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, (A) to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income, (1) Consolidated Interest Expense, (2) income taxes (other than income taxes (either positive or negative) attributable to extraordinary gains or losses or sales of assets), (3) depreciation expense, (4) amortization expense and (5) all other non-cash items reducing Adjusted Consolidated Net Income less all non-cash items increasing Adjusted Consolidated Net Income, provided that increases or decreases from changes in the amounts of current assets or current liabilities, respectively, shall not result in adjustments to Adjusted Consolidated Net Income pursuant to this clause (5), all as determined on a consolidated basis for Extended Stay America and its Restricted Subsidiaries in conformity with GAAP, and (B) $10 million (for fiscal periods ending after December 31, 1999 and on or prior to December 31, 2000); provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (X) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary

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

multiplied by (Y) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by Extended Stay America or any of its Restricted Subsidiaries.

         "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by Extended Stay America or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by Extended Stay America and its Restricted Subsidiaries during such period; excluding, however, (1) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof) and (2) any premiums, fees and expenses (and any amortization thereof) payable in connection with the Financing Transactions, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP

         "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of Extended Stay America and its Restricted Subsidiaries (which shall be as of a date not more than 135 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of Extended Stay America or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

         "Credit Agreement" means the credit agreement dated as of September 26, 1997, and amended and restated as of March 10, 1998 and further amended and restated as of June 7, 2000, among Extended Stay America, various banks, Morgan Stanley Senior Funding, Inc., as sole book runner and sole lead arranger, and the Industrial Bank of Japan, Limited, as administrative agent, together with any agreements, instruments and documents executed or delivered pursuant to or in connection with such credit agreement (including without limitation any Guarantees and security documents), in each case as such credit agreement or such agreements, instruments or documents may be amended (including any amendment and restatement thereof), supplemented, extended, renewed, replaced or otherwise modified from time to time and including any agreement extending the maturity of, refinancing (including the refinancing of such credit agreement as contemplated by the commitment letter, dated June 1, 2001, between Extended Stay America and Morgan Stanley Senior Funding, Inc.) or otherwise restructuring (including, but not limited to, the inclusion of additional borrowers thereunder that are Subsidiaries of Extended Stay America) all or any portion of the Indebtedness under such agreement or any successor agreement, as such agreement may be amended, renewed, extended, substituted, replaced, restated and otherwise modified from time to time).

         "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

         "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "Designated Debt" means Senior Indebtedness that: (1) is incurred under a Credit Facility; (2) is a Capitalized Lease Obligation or other Indebtedness Incurred to pay all or a portion of the purchase price of any equipment or machinery used in the ordinary course of business; (3) is an obligation to pay the deferred and unpaid purchase price of property or services; (4) is a performance or surety bond or other similar obligation Incurred in the ordinary course of business; (5) are obligations secured by Liens Incurred in the ordinary course of business or arising out of contested judgments; (6) are guarantees of Senior Indebtedness existing as of the Closing Date; (7) Indebtedness under Currency Agreements or Interest Rate Agreements; or (8) is any one or more items of Indebtedness that have been designated by Extended Stay America as "Designated Debt;" provided that the aggregate principal amount of Indebtedness outstanding under this clause (8) at any time may not exceed $75 million.

         "Designated Senior Indebtedness" means (1) any Indebtedness under the Credit Agreement (except that any Indebtedness which represents a partial refinancing of Indebtedness theretofore outstanding pursuant to the Credit Agreement, rather than a complete refinancing thereof, shall only constitute Designated Senior Indebtedness if such partial refinancing meets the requirements of clause (2) below) and (2) any other Indebtedness constituting Senior Indebtedness that, at the date of determination, has an aggregate principal amount outstanding of at least $25 million and that is specifically designated by Extended Stay America, in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

         "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the Stated Maturity of the notes, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the notes or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of notes upon a Change of Control" covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to Extended Stay America's repurchase of such notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of notes upon a Change of Control" covenants described below.

         "Existing Notes" means the 9.15% Senior Subordinated Notes due 2008 of Extended Stay America.

         "Extended Stay Assets" means (1) an investment by Extended Stay America or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with Extended Stay America or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of Extended Stay America and its Restricted Subsidiaries on the Closing Date; (2) an acquisition by Extended Stay America or any of its Restricted Subsidiaries of the property and assets of any Person other than Extended Stay America or any of its Restricted Subsidiaries, that are related, ancillary or complementary to the businesses of Extended Stay America and its Restricted Subsidiaries on the Closing Date; or (3) the construction or development of property or assets that are related, ancillary or complementary to the businesses of Extended Stay America and its Restricted Subsidiaries on the Closing Date, in each case including the costs and expenses in connection therewith (including, the cost of design, development, construction, acquisition or improvement).

         "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

         "Financing Transactions" means the issuance of the outstanding notes, the entering into of the new credit agreement, and the use of the net proceeds from the sale of the notes and borrowings under such new credit agreement to repay all outstanding debt under the Credit Agreement.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the indenture shall be made without giving effect to
(1) the amortization of any expenses incurred in connection with the Financing Transactions (including the write-off of debt issuance costs in connection therewith), (2) the costs related to the acquisition of Studio Plus Hotels Inc., and (3) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

         "Government Securities" means direct obligations of, obligations fully guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

         "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (1) all indebtedness of such Person for borrowed money, (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement), (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (5) all Capitalized Lease Obligations, (6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (8) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest, and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

         "Interest Coverage Ratio" means, on any Transaction Date, the ratio of
(1) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the Commission or provided to the trustee pursuant to the "Commission Reports and Reports to holders" covenant (the "Four Quarter Period") to (2) the aggregate Consolidated Interest Expense during such Four Quarter Period. In making the foregoing calculation, (A) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the "Reference Period") commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of Extended Stay America, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period (and pro forma effect shall be given to the purchase of any U.S. government securities required to be purchased with the proceeds of any such Indebtedness and set aside to prefund the payment of interest on such Indebtedness at the time such Indebtedness is Incurred); (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period; (C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) and the designation of Unrestricted Subsidiaries as Restricted Subsidiaries that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (D) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into Extended Stay America or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (C) or (D) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.

         "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

         "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers, suppliers or contractors in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of Extended Stay America or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include
(1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and
(2) the fair market value of the Capital Stock (or any other Investment), held by Extended Stay America or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (3) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant; provided that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall not exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described above, (a) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to Extended Stay America or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (b) the fair market value of the assets (net of liabilities (other than liabilities to Extended Stay America or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted

Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (c) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to Extended Stay America or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (1) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (2) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of Extended Stay America and its Restricted Subsidiaries, taken as a whole, (3) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (4) appropriate amounts to be provided by Extended Stay America or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to Extended Stay America or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Offer to Purchase" means an offer to purchase notes by Extended Stay America from the holders commenced by mailing a notice to the trustee and each holder stating: (1) the covenant pursuant to which the offer is being made and that all notes validly tendered will be accepted for payment on a pro rata basis; (2) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (3) that any note not tendered will continue to accrue interest pursuant to its terms; (4) that, unless Extended Stay America defaults in the payment of the purchase price, any note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (5) that holders electing to have a note purchased pursuant to the Offer to Purchase will be required to surrender the note, together with the form entitled "Option of the holder to Elect Purchase" on the reverse side of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (6) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such holder, the principal amount of notes delivered for purchase and a statement that such holder is withdrawing his election to have such notes purchased; and (7) that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered; provided that each note purchased and each new note issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, Extended Stay America shall (a) accept for payment on a pro rata basis notes or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the trustee all notes or portions thereof so accepted together with an Officers' Certificate specifying the notes or portions thereof accepted for payment by Extended Stay America. The Paying Agent shall promptly mail to the holders of notes so accepted payment in an amount equal to the purchase price, and the trustee shall promptly authenticate and mail to such holders a new note equal in principal amount to any unpurchased portion of the note surrendered; provided that each note purchased and each new note issued shall be in a principal amount of $1,000 or integral multiples thereof. Extended Stay America will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The trustee shall act as the Paying Agent for an Offer to Purchase. Extended Stay America will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that Extended Stay America is required to repurchase notes pursuant to an Offer to Purchase.

         "Permitted Investment" means (1) an Investment in Extended Stay America or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, Extended Stay America or a Restricted Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of Extended Stay America and its Restricted Subsidiaries on the date of such Investment; (2) Temporary Cash Investments; (3) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (4) stock, obligations or securities received in satisfaction of judgments; (5) an Investment in an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary; (6) Interest Rate Agreements and Currency Agreements designed solely to protect Extended Stay America or its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates; (7) loans or advances to employees in the ordinary course of business in aggregate amount outstanding not to exceed $35 million; provided that not more than an aggregate of $5 million of such loans at any time outstanding may be to senior executive officers; and (8) Investments in any Person the primary business of which is related, ancillary or complementary to the businesses of Extended Stay America and its Restricted Subsidiaries; provided that the aggregate amount of such Investments does not exceed $50 million plus the net reduction in such Investments.

         "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

         "Restricted Subsidiary" means any Subsidiary of Extended Stay America other than an Unrestricted Subsidiary.

         "Senior Subordinated Obligations" means any principal of, premium, if any, interest, or other amounts due, on the notes payable pursuant to the terms of the notes or upon acceleration, including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the notes or amounts corresponding to such principal, premium, if any, or interest on the notes.

         "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (1) for the most recent fiscal year of Extended Stay America, accounted for more than 10% of the consolidated revenues of Extended Stay America and its Restricted Subsidiaries or (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of Extended Stay America and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of Extended Stay America for such fiscal year.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, and its successors.

         "Stated Maturity" means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

         "Subsidiary" means, with respect to any Person, any corporation, association, business trust or other business entity of which more than 50%r, of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

         "Temporary Cash Investment" means any of the following: (1) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (2) time deposit accounts, certificates of deposit, demand accounts and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above, (4) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of Extended Stay America) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (5) securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's and (6) other dollar denominated securities issued by any Person incorporated in the United States rated at least "A" or the equivalent by S&P or at least "A2" or the equivalent by Moody's and in each case either (A) maturing not more than one year after the date of acquisition or (B) which are subject to a repricing arrangement (such as a Dutch auction) not more than one year after the date of acquisition (and reprices at least yearly thereafter) which the Person making the investment believes in good faith will permit such Person to sell such security at par in connection with such repricing mechanism.

         "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services, including without limitation, obligations under (or in respect of) construction contracts (to the extent such obligations do not constitute Indebtedness for borrowed money).

         "Transaction Date" means, with respect to the Incurrence of any Indebtedness by Extended Stay America or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

         "Unrestricted Subsidiary" means (1) any Subsidiary of Extended Stay America that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of Extended Stay America) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, Extended Stay America or any Restricted Subsidiary; provided that
(A) any Guarantee by Extended Stay America or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by Extended Stay America or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the "Limitation on Restricted Payments" covenant described above: and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the "Limitation on Indebtedness" and "Limitation on Restricted Payments" covenants described above. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the indenture. Any such designation by the Board of Directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

                      DESCRIPTION OF OUR OTHER INDEBTEDNESS

New Credit Facilities

         We entered into an agreement dated July 24, 2001 with various banks establishing $900 million principal amount of senior credit facilities, subject to certain conditions. These new credit facilities consist of (i) a $50 million A-1 term loan facility, (ii) a $50 million A-2 delayed draw term loan facility,
(iii) a $100 million A-3 delayed draw term loan facility (iv) a $500 million B term loan facility and (v) a $200 million revolving credit facility. The proceeds of the credit facilities are to be used for general corporate purposes and to refinance existing indebtedness under the amended and restated credit agreement dated as of June 7, 2000. The new credit facilities also provide for up to an additional $700 million in uncommitted facilities.

          The following summary of the material provisions of the new credit facilities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the credit agreement

         Availability of the revolving facility is dependent upon our:

          (a) satisfying financial ratios of leverage and interest calculated pursuant to definitions contained in the new credit facilities; and

          (b)  not being in default under the credit agreement.

         The loans under the new credit facilities will mature on the dates set forth in the table below. The A-1, A-2 and A-3 term loans will be amortized in quarterly installments of varying amounts over six years and the B term loan will be subject to principal payments of 1% of the initial loan amounts in each of the first six years following the closing date with the remaining principal balance to be repaid during the seventh year.

         We are required to repay indebtedness outstanding under the new credit facilities with the net cash proceeds from certain sales of our, and our subsidiaries', assets, from issuances of debt by us or our subsidiaries, and from insurance recovery events (subject to certain reinvestment rights). We are also required to repay indebtedness outstanding under the new credit facilities annually in an amount equal to 50% of our excess cash flow, as calculated pursuant to the new credit facilities.

                                                              Applicable Margin
                                                                     Over
                                                                     ----
                        Description                             Prime        LIBOR            Maturity
                        -----------                             -----        -----            --------


Revolving Facility.....................................         1.25%        2.25%            6 years
Tranche A-1 Facility (term loan).......................         1.25%        2.25%            6 years
Tranche A-2 Facility (term loan).......................         1.25%        2.25%            6 years
Tranche B Facility (term loan).........................         1.75%        2.75%        January 15, 2008


         Loans under the new credit facilities bear interest, at our option, at either a prime-based rate or a LIBOR-based rate plus an applicable margin. The table above illustrates the interest on loans made under the new credit facilities.

         Our obligations under the new credit facilities are guaranteed by each of our subsidiaries. The new credit facilities are also secured by liens on all stock of our subsidiaries and all other current and future assets owned by us and our subsidiaries (other than mortgages on real property).

         The credit agreement contains a number of negative covenants, including, among others, covenants that limit our ability to incur debt, make investments, pay dividends, prepay other indebtedness, engage in transactions with affiliates, enter into sale-leaseback transactions, create liens, make capital expenditures, acquire or dispose of assets, or engage in mergers or acquisitions. In addition, the credit agreement contains affirmative covenants, including, among others, covenants that require us, and our subsidiaries, to maintain our corporate existence, comply with laws, maintain our properties and insurance, and deliver financial and other information to the lenders. The credit agreement also requires us to comply with certain financial tests on a consolidated basis, including a maximum total leverage ratio, a maximum senior leverage ratio, and a minimum interest coverage ratio.

         Failure to satisfy any of the covenants constitutes an event of default under the new credit facilities, notwithstanding our ability to meet our debt service obligations. The loan documentation includes other customary and usual events of default for these types of credit facilities, including without limitation, an event of default if a change of control occurs. Upon the occurrence of an event of default, the lenders have the ability to accelerate all amounts then outstanding under the new credit facilities and to foreclose on the collateral.

9.15% Senior Subordinated Notes

         In March 1998, we issued $200 million aggregate principal amount of 9.15% senior subordinated notes due 2008. The 9.15% senior subordinated notes bear interest at an annual rate of 9.15%, payable semiannually on March 15 and September 15 of each year and mature on March 15, 2008. We may redeem the 9.15% senior subordinated notes beginning on March 15, 2003. The initial redemption price is 104.575% of their principal amount, plus accrued interest. The redemption price declines each year after 2003 and is 100% of their principal amount, plus accrued interest, after 2006.

         The 9.15% senior subordinated notes are unsecured and are subordinated to all of our senior indebtedness. The 9.15% senior subordinated notes rank pari passu with our senior subordinated debt, including the notes offered under this offering memorandum.

         The indenture pursuant to which the 9.15% senior subordinated notes were issued contains certain covenants that affect, and in certain cases significantly limit or prohibit, among other things, our ability or the ability of our subsidiaries to incur additional indebtedness, pay dividends and make investments and other restricted payments, enter into transactions with 5% stockholders or affiliates, create liens, and sell assets, and contain certain covenants for the benefit of the holders of the 9.15% senior subordinated notes. These covenants are substantially similar to the covenants which govern the notes offered by this offering memorandum.

         If we undergo a change of control as defined in the indenture, we will be required to make an offer to purchase the 9.15% senior subordinated notes at a purchase price equal to 101% of their principal amount, plus accrued interest.

         Failure to satisfy any of the covenants would constitute an event of default under the indenture, notwithstanding our ability to meet our debt service obligations, and may accelerate our payment obligations. The indenture also includes other customary events of default, including without limitation, for failure to make payments and other failures to fulfill covenants, a cross-default to other indebtedness, undischarged judgments, bankruptcy and change of control. These events of default are substantially similar to the events of default as defined under the indenture governing the notes offered by this offering memorandum.

            PRINCIPAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion is a summary of the material United States federal income tax consequences relevant to the Exchange Offer and the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), United States Treasury Regulations issued thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. This discussion does not address all of the United States federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities, holders whose functional currency is not the U.S. dollar, tax-exempt organizations, investors in pass-through entities, such as partnerships, and persons holding the notes as part of a "straddle," "hedge," "conversion transaction" or other integrated transaction. Moreover, the discussion deals only with notes held as "capital assets" within the meaning of
Section 1221 of the Code. The effect of any applicable state, local or foreign tax laws is not discussed.

         As used herein, "United States Holder" means a beneficial owner of the note who or that is:

               An individual that is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test under section 7701(b) of the Code;

               A corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or political subdivision thereof;

               An estate, the income of which is subject to United States federal income tax regardless of its source; or

               A  trust,   if  a  United  States  court  can  exercise   primary
          supervision over the administration of the trust and one or more United States persons, within the meaning of section 7701(a)(30) of the Code, can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, has elected to continue to be treated as a United States person.

         We have not sought and will not seek any rulings from the Internal Revenue Service (the "IRS") with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained. If a partnership or other entity taxable as a partnership is holder of the notes, the U.S. tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.

         Prospective Investors Should Consult Their Own Tax Advisors with Regard to the Application of the Tax Consequences Discussed Below to Their Particular Situations as well as the Application of any State, Local, Foreign or Other Tax Laws, Including Gift and Estate Tax Laws.

United States Holders

     Interest

         Payments of stated interest on the notes generally will be taxable to a United States Holder as ordinary income at the time that such payments are received or accrued, in accordance with such United States Holder's method of accounting for United States federal income tax purposes.

     Sale or Other Taxable Disposition of the Notes

         A United States Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the difference between the amount realized upon the disposition (less a portion allocable to any accrued and unpaid interest, which will be taxable as ordinary income) and the United States Holder's adjusted tax basis in the note. Subject to the market discount and amortizable premium rules described below, a United States Holder's adjusted tax basis in a note generally will be the United States Holder's cost therefor, less any principal payments received by such holder and this gain or loss generally will be a capital gain or loss that will be a long-term capital gain or loss if the United States Holder has held the note for more than one year. Otherwise, such gain or loss will be a short-term capital gain or loss. For both corporate and non-corporate taxpayers, the deductibility of capital losses is subject to limitations.

     Exchange Offer

         The exchange of the notes for the Exchange Notes, which have terms identical to the notes (except the Exchange Notes will not bear legends restricting transfers thereof), will not constitute a taxable exchange. As a result, (1) a United States Holder will not recognize a taxable gain or loss as a result of exchanging such holder's notes; (2) the holding period of the Exchange Notes received will include the holding period of the notes exchanged therefor; and (3) the adjusted tax basis of the Exchange Notes received will be the same as the adjusted tax basis of the notes exchanged therefor immediately before such exchange.

     Market Discount

         The acquisition and resale of the notes may be affected by the market discount provisions of the Code. Subject to a de minimis exception, the market discount on a note generally will equal the amount, if any, by which the stated redemption price at maturity of the note immediately after its acquisition exceeds the United States Holder's adjusted tax basis in the note. If applicable, the market discount provisions generally require a United States Holder who acquires a note at a market discount to treat as ordinary income any gain recognized on the disposition of that note to the extent of the accrued market discount on that note at the time of disposition, unless the United States Holder elects to include market discount in income currently as it accrues with a corresponding increase in the adjusted tax basis in the note.

         This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. In general, market discount will be treated as accruing on a straight line basis over the remaining term of the note at the time of acquisition, or, at the election of the United States Holder, under a constant yield method. A United States Holder who acquires a note at a market discount and who does not elect to include accrued market discount in income currently may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the note until the note is disposed of in a taxable transaction.

     Amortizable Premium

         A United States Holder who purchases a note at a premium over its stated principal amount, plus accrued interest, generally may elect to amortize that premium (referred to as Section 171 premium) with a corresponding decrease in tax basis from the purchase date to the note's maturity date under a constant-yield method that reflects semiannual compounding based on the note's payment period, but subject to special limitations if the note is subject to optional redemption at a premium. Amortized Section 171 premium is treated as an offset to interest income on a note and not as a separate deduction. The election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.




         A United States Holder may be subject to a backup U.S. withholding tax when such holder receives interest and principal payments on the notes held or upon the proceeds received upon the sale or other disposition of such notes. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. A United States Holder will be subject to this backup withholding tax if such holder is not otherwise exempt and such holder:

          (i) fails to furnish its taxpayer identification number ("TIN"), which, for an individual, is ordinarily his or her social security number;

          (ii)   furnishes an incorrect TIN;

          (iii) is notified by the IRS that it has failed to properly report payments of interest or dividends; or

          (iv) fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified the United States Holder that it is subject to backup withholding.

         United States Holders should consult their personal tax advisor regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. The backup withholding lax is not an additional tax and taxpayers may use amounts withheld as a credit against their United States federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.

Non-United States Holders

     Definition of Non-United States Holders

         A Non-United States Holder is a beneficial owner of the notes who is not a United States Holder.

     Interest

         Interest paid on the notes to a Non-United States Holder will not be subject to United States federal withholding tax of 30% (or, if applicable, a lower treaty rate) provided that:

          (i) such holder does not directly or indirectly, actually or constructively own 10% or more of the total combined voting power of all of our classes of stock;

          (ii) such holder is not a controlled foreign corporation that is related to us through stock ownership and is not a bank that received interest on the notes as an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

          (iii) either (1) the Non-United States Holder certifies in a statement provided to us or our paying agent, under penalties of perjury, that it is not a "United States person" within the meaning of the Code and provides its name or address, or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the notes on behalf of the Non-United States Holder certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the Non-United States Holder, has received from the Non-United States holder a statement, under penalties of perjury, that such holder is not a "United States person" and provides us or our paying agent with a copy of such statement.

         The certification requirement described above may require a Non-United States Holder that provides an IRS form, or that claims the benefit of an income tax treaty, to also provide its United States taxpayer identification number. The applicable regulations generally also require, in the case of a note held by a foreign partnership, that

          (i) the certification described above be provided by the partners, and

          (ii) the partnership provide certain information.

         Further, a look-through rule will apply in the case of tiered partnerships. Special rules are also applicable to intermediaries. Prospective investors should consult their tax advisors regarding the certification requirements for Non-United States persons.

     Sale or other Taxable Disposition of the Notes

         A Non-United States Holder will generally not be subject to United States federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other disposition of a note. However, a Non-United States Holder may be subject to tax on such gain if such holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions arc met, in which case such holder may have to pay a United States federal income tax of 30% (or, if applicable, a lower treaty rate) on such gain.

     Effectively Connected Income

         If interest or gain from a disposition of the notes is effectively connected with a Non-United States Holder's conduct of a United States trade or business, or if an income tax treaty applies and the Non-United States Holder maintains a United States "permanent establishment" to which the interest or gain is generally attributable, the Non-United States Holder may be subject to United States federal income tax on the interest or gain on a net basis in the same manner as if it were a United States Holder. If interest income received with respect to the notes is taxable on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided). A foreign corporation that is a holder of a note also may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a note or gain recognized on the disposition of a note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

     Exchange Offer

         See discussion entitled "United States Holders--Exchange Offer," above.

     Backup Withholding And Information Reporting

         Backup withholding and information reporting will not apply to payments made by us or our paying agents, in their capacities as such, to a Non-United States Holder of a note if the holder has provided the required certification that it is not a United States person as described above, provided that neither we nor our paying agent has actual knowledge, or reason to know, that the holder is a United States person. Payments of the proceeds from a disposition by a Non-United States Holder of a note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is:

          (i)   A United States person;

          (ii) A controlled foreign corporation for United States federal income tax purposes:

          (iii) A foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period; or

          (iv) A foreign partnership, if at any time during its tax year, one or more of its partners are United States persons, as defined in Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a United States trade or business.

         Payment of the proceeds from a disposition by a Non-United States Holder of a note made to or through the United States office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

       Non-United States Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations. Any amounts withheld under the backup withholding rules from a payment to a Non-United States Holder will be allowed as a credit against the holder's United States federal income tax liability, or the holder may claim a refund, provided the required information is furnished timely to the IRS.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for unregistered notes where such unregistered notes were acquired as a result of market-making or other trading activities. We have agreed that, for a period of 180 days after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

         We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         We have agreed to pay all expenses incident to the exchange offer, other than commissions and concessions of any broker-dealers. Under the registration rights agreement we have agreed to indemnify the holders of the exchange notes, including any broker-dealers, against specified liabilities, including specified liabilities under the Securities Act.

                                  LEGAL MATTERS

         The validity of the notes will be passed upon for Extended Stay America, Inc. by Shearman & Sterling, New York, New York.

                                     EXPERTS

         The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Extended Stay America, Inc. for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any of its directors or officers who was or is a party, or is threatened to be made a party, to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding may be paid or reimbursed by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

         Delaware law does not permit a corporation to indemnify persons against judgments in actions brought by or in the right of the corporation unless the Delaware Court of Chancery approves the indemnification.

         Our certificate of incorporation provides that we shall indemnify to the fullest extent authorized or permitted in the manner provided by law, each person who was or is a party, or is threatened to be made a party, to any action, suit, or proceeding (whether civil, criminal, or otherwise) because that person as a person of whom he or she is the legal representative is or was a director or officer of Extended Stay America, or by reason of the fact that such director or officer, at the request of Extended Stay America, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, in any capacity. This does not affect any right to indemnification to which an employee or agent may be entitled by law. Those rights are not exclusive of any other rights to which any person may be entitled under any statute, provision of the certificate, bylaw, agreement, vote, or otherwise. We may enter into contracts of indemnification.

         Extended Stay America maintains standard directors and officers insurance policies on behalf of its directors and officers.

Item 21.  Exhibits and Financial Statement Schedules

          (a)   Exhibits

         See the index to exhibits that appears immediately following the signature pages of this Registration Statement.

          (b)   Financial Statement Schedules

         Not applicable.

Item 22.  Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that the claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (6) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed after the effective date of this Registration Statement through the date of responding to the request.

         (7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 28, 2001.

                                              EXTENDED STAY AMERICA, INC.


                                              By:           *
                                                 ------------------------
                                                 Name:   George D. Johnson
                                                 Title:  Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signatures                                Title                   Date
      ----------                                -----                   ----
           *                  Chairman of the Board of Directors      August 28, 2001
----------------------------
   H. Wayne Huizenga


           *                  Chief Executive Officer and Director    August 28, 2001
----------------------------       (Principal Executive Officer)
   George D. Johnson



           *                  President, Chief Operating Officer,     August 28, 2001
----------------------------        Secretary and Treasurer
     Robert A. Brannon


   /s/ Gregory R. Moxley
----------------------------  Chief Financial Officer and Vice        August 28, 2001
     Gregory R. Moxley                  President - Finance
                                  (Principal Financial Officer)


           *                   Vice President - Corporate Controller  August 28, 2001
----------------------------      (Principal Accounting Officer)
     Patricia K. Tatham


           *
----------------------------             Director                     August 28, 2001
       Donald F. Flynn

           *
----------------------------             Director                     August 28, 2001
     Stewart H. Johnson

           *
----------------------------             Director                     August 28, 2001
        John J. Melk

           *
----------------------------             Director                     August 28, 2001
        Peer Pedersen

    /s/ Gregory R. Moxley             Attorney-in-fact                August 28, 2001
----------------------------
    Gregory R. Moxley


                                INDEX TO EXHIBITS

  Exhibit
  Number                                Description
  ------                                -----------

   4.1 Indenture, dated June 27, 2001, among Extended Stay America, Inc., and Manufacturers and Traders Trust Company, Trustee (incorporated herein by reference to the Company's Current Report on Form 8-K dated and filed with the Commission on June 28, 2001).

   4.2 Form of Exchange Note (included in Exhibit A to Exhibit 4.1 of this registration statement).

   4.3** Registration Rights Agreement dated June 27, 2001 among Extended Stay America, Inc. and the Placement Agents.

   5.1** Opinion and Consent of Shearman & Sterling regarding validity of the exchange notes.

   8.1** Opinion and Consent of Shearman & Sterling regarding certain tax matters.

   10.1** Credit Agreement dated July 24, 2001 among Extended Stay America, Inc., the various lenders party thereto, Morgan Stanley Senior Funding, Inc., as sole Lead Arranger, Bear Stearns Corporate Lending Inc. and Fleet National Bank, as Co-Syndication Agents, and the Industrial Bank of Japan, Limited, as Administrative Agent.

   12.1**         Statements regarding computation of ratios.

   23.1*          Consent of PricewaterhouseCoopers LLP.

   23.2**         Consent of Shearman & Sterling (included in Exhibit 5.1).

   24.1**         Powers of Attorney

   25.1**         Statement of Eligibility of the Trustee on Form T-1.

   99.1**         Form of Letter of Transmittal for the Exchange Notes.

   99.2**         Form of Notice of Guaranteed Delivery for the Exchange Notes.

------------------------------------
   *              Filed herewith.

   **             Previously filed.